Prospectus Supplement No. 8 (to Prospectus dated April 25, 2024)	Filed Pursuant to Rule 424(b)(3) Registration No. 333-278673
Prospectus Supplement No. 4 (to Prospectus dated August 12, 2024)	Registration No. 333-280366

BRAND ENGAGEMENT NETWORK INC.

46,752,838 Shares of Common Stock (Inclusive of 21,190,316 Shares of Common Stock

Underlying Warrants, 1,583,334 Shares of Common Stock Underlying Convertible Notes and 163,407 Shares of Common Stock Underlying Options)

6,126,010 Warrants to Purchase Common Stock

6,393,333 Shares of Common Stock (Inclusive of 4,200,000 Shares of Common Stock

Underlying Warrants)

This prospectus supplement updates and supplements the prospectus of Brand Engagement Network Inc., a Delaware corporation (the “Company,” “we,” “us” or “our”), dated April 25, 2024, which forms a part of our Registration Statement on Form S-1, as amended (Registration No. 333-278673) (the “April Prospectus”) and the prospectus dated August 12, 2024, which forms a part of our Registration Statement on Form S-1, as amended (Registration No. 333-280366) (the “August Prospectus,” together with the April Prospectus, the “Prospectuses”). This prospectus supplement is being filed to update and supplement the information in the Prospectuses with the information contained in our Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on August 26, 2024. Accordingly, we have attached the Form 8-K to this prospectus supplement.

This prospectus supplement should be read in conjunction with the Prospectuses. This prospectus supplement updates and supplements the information in the Prospectuses. If there is any inconsistency between the information in the Prospectuses and this prospectus supplement, you should rely on the information in this prospectus supplement.

Our common stock, par value $0.0001 per share (the “Common Stock”) and the public warrants representing the right to acquire one share of Common Stock for $11.50 (the “Public Warrants”), are listed on Nasdaq under the symbols “BNAI,” and “BNAIW”, respectively. On August 23, 2024, the last reported sales price of the Common Stock was $1.78 per share, and the last reported sales price of our Public Warrants was $0.09 per Public Warrant. We are an “emerging growth company” and a “smaller reporting company” as defined under the U.S. federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements for this and future filings.

Investing in our securities involves risk. See “Risk Factors” beginning on page 6 of the April Prospectus and page 7 of the August Prospectus to read about factors you should consider before investing in shares of our Common Stock and Public Warrants.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is August 26, 2024

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2024

BRAND ENGAGEMENT NETWORK INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40130	98-1574798
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

145 E. Snow King Ave

PO Box 1045

Jackson, WY 83001

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (312) 810-7422

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BNAI	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	BNAIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

August Financing

On August 26, 2024, Brand Engagement Network Inc., a Delaware corporation (the “Company”), entered into a securities purchase agreement (the “Purchase Agreement”) with certain investors (the “Purchasers”), pursuant to which the Company will issue and sell to the Purchasers an aggregate of 1,185,000 shares of common stock of the Company, par value $0.0001 per share (the “Common Stock”) at a price per share of $5.00 (the “Shares”), subject to customary adjustments, for an aggregate purchase price of $5,925,000 (collectively, the “Financing”).

On August 26, 2024 (the “Initial Closing Date”), the Company will issue to the Purchasers an aggregate of 50,000 Shares and the Purchasers shall pay to the Company an aggregate of $250,000. Additionally, the Company will issue the remaining 1,135,000 Shares to an escrow account (the “Share Escrow Account”) on the books of the Company’s transfer agent. Following the Initial Closing Date, the Purchasers shall be required to pay to the Company monthly cash installments (each, a “Required Funding”) in the amounts and on the dates (each, a “Funding Deadline”) set forth below. For every $5.00 paid to the Company, the Company will release one Share from the Share Escrow Account to the Purchasers.

Required Funding	Funding Deadline
$250,000	September 5, 2024
$500,000	October 5, 2024
$800,000	November 5, 2024
$825,000	December 5, 2024
$875,000	January 5, 2025
$875,000	February 5, 2025
$875,000	March 5, 2025
$675,000	April 5, 2025

In the event a Purchaser fails to make its portion of any Required Funding by the Funding Deadline, the entirety of such Purchaser’s commitment under the Purchase Agreement shall become immediately due and payable.

The Company has agreed to make commercially reasonable efforts to file a registration statement on Form S-1 with the Securities and Exchange Commission (the “SEC”) covering the resale of the Shares within 20 days of the execution of the Purchase Agreement and will take commercially reasonable efforts to cause such registration statement to be declared effective as soon as possible thereafter. The Purchase Agreement contains representations and warranties of the Company and the Purchasers that are typical for transactions of this type. The Purchase Agreement also contains covenants on the part of the Company that are typical for transactions of this type.

Upon the receipt of an aggregate of $3,250,000 of actual cash proceeds from the Financing, that certain Letter Agreement to Exercise Warrants, dated May 28, 2024 by and between the Company and certain of purchasers signatory thereto, previously disclosed on the Current Report on Form 8-K filed by the Company on May 29, 2024, will terminate automatically.

The Shares were offered and sold in reliance on the exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”) provided by Section 4(a)(2) and Regulation D (Rule 506) under the Securities Act.

Assignment Agreement

In connection with the Financing, on August 26, 2024 (the “Assignment Effective Date”), the Company entered into that certain share assignment and lockup release agreement (the “Assignment Agreement”) with certain members of DHC Sponsor, LLC, a Delaware limited liability company (the “Sponsor”) and certain other existing stockholders and affiliates of the Company (collectively, the “Sponsor Members” and each a “Sponsor Member”) and the Purchasers, pursuant to which, as an inducement to enter into the Purchase Agreement, the Purchasers assumed, all of the Sponsor Members’ rights, title and interest in an aggregate of 1,185,000 shares of Common Stock (the “Sponsor Securities”) held by Sponsor on their behalf as of the Assignment Effective Date (the “Assignment”). In exchange for the Assignment by the Sponsor Members of the Sponsor Securities to the Purchasers, the Company agreed to release 1,252,500 shares of Common Stock from certain restrictions on transfer contained in either a (i) prior letter agreement by and among the Company’s predecessor, DHC Acquisition Corp, Sponsor and the other signatories thereto or (ii) in certain lock-up agreements executed by certain of the Sponsor Members in connection with the consummation of the Company’s prior business combination.

Within five business days of the Assignment Effective Date, the Sponsor Members will transfer, an aggregate of 50,000 Sponsor Securities to the Purchasers and the remaining 1,1350,000 Sponsor Securities into the Share Escrow Account. The Sponsor Securities shall be released from the Share Escrow Account on a pro rata basis upon the making of the Required Fundings on the terms and conditions described in the Purchase Agreement. In the event a Purchaser fails to make a Required Funding contemplated by the Purchase Agreement, a pro rata portion of the Sponsor Securities shall be released from the Share Escrow Account to the Company and the Company will cancel such Sponsor Securities.

Warrant Purchase Agreement

In connection with the Financing and the Assignment Agreement, on August 26, 2024, the Company entered into that certain warrant purchase agreement (the “Warrant Purchase Agreement”) with each of the warrantholders signatory thereto (the “Warrantholders”), pursuant to which the Company issued to the Warrantholders an aggregate 960,000 warrants to purchase Common Stock (the “Warrants”), with an exercise price of $5.00 per share with an expiration period of five years from the date of issuance. Settlement of the Warrants will occur on August 26, 2024, upon which the Company will issue the Warrants registered in each Warrantholder’s name and address on the books and records of the Company in the name and account of each Warrantholder, as applicable.

The Company has agreed to make commercially reasonable efforts to file a registration statement on Form S-1 with the SEC covering the resale of the shares underlying the Warrants within 20 days of the execution of the Warrant Purchase Agreement and will take commercially reasonable efforts to cause such registration statement to be declared effective as soon as possible thereafter. The Warrant Purchase Agreement contains representations and warranties of the Company and the Purchasers that are typical for transactions of this type. The Warrant Purchase Agreement also contains covenants on the part of the Company that are typical for transactions of this type.

The Warrants were offered and sold in reliance on the exemption from registration under the Securities Act provided by Section 4(a)(2) and Regulation D (Rule 506) under the Securities Act.

Letter Agreement

In connection with the Assignment, on August 26, 2024, the Company and the Sponsor Members entered into a letter agreement (the “Letter Agreement”) pursuant to which such Sponsor Members agreed that, from August 26, 2024, until the earliest of (i) March 14, 2025 and (ii) the date on which the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property, the Sponsor Members will not (a) sell, offer to sell, contract or enter into an agreement to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or enter into an agreement to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, and the rules and regulations of the SEC promulgated thereunder with respect to, any security, (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) publicly announce any intention to effect any transaction specified in clause (a) or (b) (each of the foregoing a “Transfer”), any Common Stock of the Company or Common Stock of the Company underlying any convertible securities or securities exercisable for Common Stock of the Company held by such Sponsor Member on the date hereof, in an amount representing more than 25% of the average daily trading volume of Common Stock on the date of the Transfer as reported by Bloomberg, LP.

Standby Equity Purchase Agreement

On August 26, 2024, the Company entered into a Standby Equity Purchase Agreement (the “SEPA”) with YA II PN, Ltd. (“Yorkville”). Pursuant to the SEPA, the Company shall have the right, but not the obligation, to sell to Yorkville up to $50,000,000 of the Company’s shares of Common Stock, at the Company’s request any time during the commitment period commencing on August 26, 2024 (the “SEPA Effective Date”) and terminating on the 36-month anniversary of the SEPA Effective Date. Each issuance and sale by the Company to Yorkville under the SEPA (an “Advance”) is subject to a maximum limit equal to an amount equal to 100% of the aggregate volume traded of the Company’s Common Stock on the Nasdaq Stock Market (“Nasdaq”) for the five trading days immediately preceding an Advance notice. The shares will be issued and sold to Yorkville at a per share price equal to, at the election of the Company as specified in the relevant Advance notice: (i) 96% of the Market Price (as defined below) for any period commencing on the receipt of the Advance notice by Yorkville and ending on 4:00 p.m. New York City time on the applicable Advance notice date (the “Option 1 Pricing Period”), and (ii) 97% of the Market Price for any three consecutive trading days commencing on the Advance notice date (the “Option 2 Pricing Period,” and each of the Option 1 Pricing Period and the Option 2 Pricing Period, a “Pricing Period”). “Market Price” is defined as, for any Option 1 Pricing Period, the daily volume weighted average price (“VWAP”) of the Common Stock on Nasdaq, and for any Option 2 Pricing Period, the lowest VWAP of the Common Stock on Nasdaq during the Option 2 Pricing Period. The Advances are subject to certain limitations, including that Yorkville cannot purchase any shares that would result in it beneficially owning more than 4.99% of the Company’s outstanding Common Stock at the time of an Advance or acquiring since the SEPA Effective Date under the SEPA more than 19.99% of the Company’s issued and outstanding Common Stock, as of the SEPA Effective Date (the “Exchange Cap”). The Exchange Cap will not apply under certain circumstances, including, where the Company has obtained stockholder approval to issue in excess of the Exchange Cap in accordance with the rules of Nasdaq or such issuances do not require stockholder approval under Nasdaq’s “minimum price rule.” Additionally, if the total number of Common Stock traded on Nasdaq during the applicable Pricing Period is less than the Volume Threshold (as defined below), then the number of shares of Common Stock issued and sold pursuant to such Advance notice will be reduced to the greater of (i) 30% of the trading volume of the Common Stock on Nasdaq during the relevant Pricing Period as reported by Bloomberg L.P., or (ii) the number of shares of Common Stock sold by Yorkville during such Pricing Period, but in each case not to exceed the amount requested in the Advance notice. “Volume Threshold” is defined as a number of shares of Common Stock equal to the quotient of (a) the number of shares in the Advance notice requested by the Company divided by (b) 0.30.

As consideration for Yorkville’s commitment to purchase the shares of Common Stock pursuant to the SEPA, the Company will pay Yorkville, (i) a structuring fee in the amount of $25,000 and (ii) a commitment fee of $500,000 by the issuance to Yorkville of an aggregate of 280,899 shares of Common Stock.

Pursuant to the SEPA, the Company is required to register all shares which Yorkville may acquire. The Company agreed to file with the SEC a Registration Statement (as defined in the SEPA) registering for resale all of the shares of Common Stock that are to be offered and sold to Yorkville pursuant to the SEPA. The Company is required to have a Registration Statement declared effective by the SEC before it can sell any shares to Yorkville pursuant to the SEPA.

The foregoing summaries of the Purchase Agreement, the Assignment Agreement, the Warrant Agreement, the Letter Agreement and the SEPA are not complete and are qualified in their entirety by reference to the full text of the form of the Purchase Agreement, the Assignment Agreement, the Warrant Purchase Agreement and the Form of Letter Agreement and the SEPA attached as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, to this Current Report on Form 8-K (this “Report”) and are incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Report in relation to the Shares and Warrants is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Dr. Richard Isaacs as a Director

On August 26, 2024, in connection with the Financing, the Board appointed Dr. Richard Isaacs as a Class I director of the Company, effective upon the Initial Closing Date to fill an existing vacancy on the Board. Dr. Isaacs will be entitled to participate in the Company’s compensation policy for non-employee directors.

Dr. Isaacs has more than 34 years of experience in the medical field and currently serves as the Dean of the College of Medicine and Senior Vice President of Medical Affairs and Chief Academic Officer at California Northstate University College of Medicine. Prior to his current role, Dr. Issacs has served with the California Northstate University College of Medicine since June 2015, including as a professor of otolaryngology. From June 2017 to May 2023, Dr. Isaacs served as the Chief Executive Officer and a Director of The Permanente Medical Group, Inc., President and Chief Executive officer of The MidAtlantic Permanente Medical Group, P.C. and Co-Chief Executive Officer of The Permanente Federation, LLC. Dr. Isaacs served as Physician-in-Chief and Chief-of-Staff of Kaiser Permanente Medical Center from April 2005 to June 2017 and served as the Chair of the Head and Neck Surgery Chiefs Group from January 2001 to March 2005. Dr. Isaacs received his B.S. from the University of Michigan and his M.D. at Wayne State University School of Medicine. Dr. Isaacs significant background in the medical field and experience with healthcare and medical technology well qualifies him to serve on our Board.

There are no arrangements or understandings, other than the Purchase Agreement, pursuant to which Dr. Isaacs is to be appointed as a director of the Company. Dr. Isaacs is not related to any existing officer or director of the Company. There are no transactions or relationships between Dr. Isaacs and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure

On August 26, 2024, the Company issued a press release announcing the Financing, the Warrant Purchase Agreement and the SEPA. A copy of the press release is attached as Exhibit 99.1 to this Report. The Company undertakes no obligation to update, supplement or amend the materials attached hereto as Exhibit 99.1.

The information included under Item 7.01 (including Exhibit 99.1) is furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Exhibits and Financial Statements.

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1*	Securities Purchase Agreement, dated August 26, 2024, by and among Brand Engagement Network Inc. and certain purchasers identified on the signature pages thereto.
10.2*	Share Assignment and Lockup Release Agreement, dated August 26, 2024, by and among Brand Engagement Network Inc., certain members of DHC Sponsor, LLC, certain other existing stockholders and affiliates of the Company signatory thereto and certain purchasers identified on the exhibits thereto.
10.3*	Warrant Purchase Agreement, dated August 26, 2024, by and among Brand Engagement Network Inc. and each of the warrantholders signatory thereto.
10.4	Form of Letter Agreement, dated August 26, 2024, by and among Brand Engagement Network Inc. and certain members of DHC Sponsor, LLC and certain other existing stockholders and affiliates of the Company signatory thereto.
10.5	Standby Equity Purchase Agreement, dated August 26, 2024, by and between Brand Engagement Network Inc. and YA II PN, Ltd.
99.1	Press Release of Brand Engagement Network Inc. issued August 26, 2024 (furnished pursuant to Item 7.01).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*If indicated on the first page of such agreement, certain confidential information has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K. Such excluded information is not material and is the type that the Company treats as private or confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRAND ENGAGEMENT NETWORK INC.

By:	/s/ Paul Chang
Name:	Paul Chang
Title:	Chief Executive Officer

Dated: August 26, 2024

Exhibit 10.1

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [****], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of August 26, 2024, between Brand Engagement Network Inc., a Delaware corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively the “Purchasers” identified on the signature page hereto).

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to each Purchaser and each Purchaser, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement, which obligations are in addition to, and not in lieu of, the existing obligations of the Purchasers under that certain Securities Purchase Agreement, dated May 28, 2024, by and among the Company and the purchasers party thereto; and

WHEREAS, pursuant to that certain Share Assignment and Lock-Up Release Agreement (the “Assignment Agreement”), dated the date hereof, by and among the Company, the Purchasers and certain former members of DHC Sponsor, LLC and certain other existing stockholders and affiliates of the Company (the “Sponsor Members”), the Sponsor Members have agreed to transfer 1,185,000 shares (the “Assignment Shares”) of the Company’s Common Stock held by them to the Purchasers on a pro rata basis in consideration for a simultaneous release by the Company of certain restrictions on transfers of certain shares of Common Stock held by such Sponsor Members, as more fully described in form of Assignment Agreement attached hereto as Exhibit A.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I.
DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York are generally open for use by customers on such day.

1

“Closing” means, initially, the closing of the purchase and sale of the Initial Shares pursuant to Section 2.1. Thereafter, “Closing” shall mean the closing of the purchase and sale of the Shares in consideration of a Required Funding.

“Closing Date” means, initially, the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto in connection with the initial Closing (which shall take place on August 26, 2024 and such Closing, the “Initial Closing”), and to the extent applicable, all conditions precedent to (i) the Purchasers’ obligations to pay the Subscription Amount and (ii) the Company’s obligations to deliver the Shares, in each case, have been satisfied or waived, but in no event later than the second (2nd) Trading Day following the date hereof. Thereafter, “Closing Date” shall mean the Trading Day on which the Shares are issued to the Purchasers.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.0001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Company Counsel” means Haynes and Boone LLP, with offices located at 2801 N. Harwood St., Dallas, TX 75201.

“Event of Default” means any of the following events: (i) the delisting of the Company’s Common Stock on a Trading Market for a period of thirty consecutive trading days or more; (ii) the failure by the Company to timely comply with the reporting requirements of the Exchange Act with respect to its Annual Report on Form 10-K or its Quarterly Reports on Form 10-Q, including applicable extension periods and an additional grace period of ten calendar days (this clause (ii) a “Reporting Default”); (iii) the failure for any reason by the Company to issue Securities to a Purchaser within the required time periods; (iv) the Company files for bankruptcy under Title 11 of the United States Code or receivership or any final order is filed against the Company for more than $500,000 and remains unvacated, unbonded or unstayed for a period of twenty calendar days; and (v) any cessation of operations by the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Funding Condition Certification” means a certification of the Company signed by the members of Audit Committee of the Company’s Board of Directors that the Company continues to evaluate mergers, acquisitions and strategic transactions in good faith.

“GAAP” means generally accepting accounting principles in the U.S.

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

2

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(a).

“Per Share Purchase Price” equals $5.00, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Purchaser” shall have the meaning ascribed to it in the preamble.

“Registration Statement” means any Registration Statement under which the Shares are registered.

“Representation Letter” means that certain letter attached as Exhibit B hereto.

“Risk Factor Annex” means that certain Annex I attached hereto.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(g).

“Securities” means the Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shares” means the shares of Common Stock issued or issuable to each Purchaser pursuant to this Agreement.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Subscription Amount” means, as to each Purchaser, the aggregate amount to be paid for the Shares purchased hereunder as specified below such Purchaser’s name on the signature pages of this Agreement and next to the heading “Subscription Amount,” in United States dollars and in immediately available funds.

3

“Subsidiary” means any subsidiary of the Company as set forth in the SEC Reports, and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement and all exhibits, and schedules hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means Continental Stock Transfer & Trust Company. the current transfer agent of the Company, with a mailing address of 1 State Street, 30th Floor, New York, New York 10004, and any successor transfer agent of the Company.

ARTICLE II.
PURCHASE AND SALE

2.1 Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and the Purchasers, severally and not jointly, agree to purchase an aggregate of 1,185,000 Shares at a price per share of $5.00 for an aggregate purchase price of $5,925,000. Each Purchaser’s Subscription Amount as set forth on Schedule 1 hereto shall be made available for settlement with the Company or its designee in accordance with Section 2.2 below. The Company shall deliver to each Purchaser its respective Shares, subject to any Escrow Legends, as applicable, as determined pursuant to Section 2.2, and the Company and each Purchaser shall deliver the other items set forth in Section 2.2 deliverable at each Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.3 and 2.4, each Closing shall take place remotely by electronic transmission of the Closing documentation. Settlement of the Shares shall occur on each Closing Date, on which the Company shall issue the Shares registered in each Purchaser’s names and addresses and released by the Transfer Agent directly to the account identified by each Purchaser, subject to any Escrow Legends, as applicable; upon receipt of such Shares, each Purchaser will promptly make payment therefor by wire transfer to the Company.

2.2 Escrow; Required Fundings.

(a) On the Closing Date, in accordance with the breakout on Schedule 1, the Purchasers will pay an aggregate of $250,000 to the Company (the “Initial Payment”) and the Company shall issue directly to the Purchasers an aggregate of 50,000 shares of Common Stock (the “Initial Shares”). The remaining 1,135,000 shares of Common Stock (the “Escrow Shares”) shall be issued on the books of the Company’s Transfer Agent in an escrow account (the “Share Escrow Account”) and shall be annotated with a restrictive legend restricting the release of the Shares to the Purchasers until they are released from the Share Escrow Account in accordance with Section 2.2(b) below.

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(b) Following the Initial Issuance and subject to the conditions set forth in Section 2.4, each Purchaser shall deposit the amounts set forth on Schedule 1 hereto on a monthly basis (each monthly deposit, a “Required Funding”) into an escrow account to be established by the Company (the “Cash Escrow Account”) within two business days from the execution of this Agreement until an aggregate of $5,925,000 (including the Initial Payment) shall have been paid to the Company (the “Required Amount”). Each Required Funding shall be funded into the Cash Escrow Account no later than September 5, 2024, October 5, 2024, November 5, 2024; December 5, 2024; January 5, 2025; February 5, 2025; March 5, 2025; April 5, 2025 (each, a “Funding Deadline”), as applicable, and such funds shall be released from the Cash Escrow Account to the Company two business days after the Funding Deadline. Upon receipt by the Company, for every $5.00 of the Required Amount received from each Purchaser, the Company shall cause its Transfer Agent to release one share of Common Stock to such Purchaser, as applicable, and remove any and all legends evidencing that such shares are subject to an escrow arrangement (the “Escrow Legends”) borne by such Securities.

(c) In the event a Purchaser fails to make any Required Funding by the Funding Deadline and such failure to pay is not cured within five business days, the entirety of such Purchaser’s portion of the Required Amount shall become immediately due and payable by such Purchaser without any further action of the Company.

2.3 Deliveries.

(a) On or prior to the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following:

(i) this Agreement duly executed by the Company;

(ii) the Company’s wire instructions,

(iii) the Assignment Agreement duly executed by the Company; and

(iv) subject to Section 2.1 and 2.2, an irrevocable letter of instruction to the Company’s Transfer Agent, instructing the Transfer Agent to deliver in book-entry form the Initial Shares registered in the name of the respective Purchasers and the Escrow Shares in the Share Escrow Account;

(b) On or prior to the Closing Date, each Purchaser shall deliver or cause to be delivered to the Company the following:

(i) this Agreement duly executed by each Purchaser (for the Initial Closing only);

(ii) each Purchaser’s cash payment for the Securities to be purchased by it on the Closing Date;

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(iii) if an entity, duly executed copies of each Purchaser’s governing documents (for the Initial Closing only);

(iv) duly executed copies of the accredited investor questionnaires completed by such Purchaser, and if an entity, such Purchaser’s members, stockholders or other equity owners (for the Initial Closing only);

(v) if an entity, duly executed copies of the Representation Letter from each member, stockholder or other equity owner of such Purchaser.

2.4 Closing Conditions.

(a) The obligations of the Company hereunder in connection with the applicable Closing are subject to the following conditions being met:

(i) the accuracy in all material respects on the applicable Closing Date (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) of the representations and warranties of each Purchaser contained herein (unless such representation or warranty is as of a specific date therein in which case they shall be accurate in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) as of such date);

(ii) all obligations, covenants and agreements of each Purchaser required to be performed at or prior to the applicable Closing Date shall have been performed; and

(iii) the delivery by each Purchaser of the items set forth in Section 2.3(b) of this Agreement.

(b) The obligations of each Purchaser hereunder in connection with the applicable Closing are subject to the following conditions being met:

(i) the accuracy in all material respects on the applicable Closing Date (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made of the representations and warranties of the Company contained herein (unless such representation or warranty is as of a specific date therein in which case they shall be accurate in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) as of such date);

(ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the applicable Closing Date shall have been performed;

(iii) the delivery by the Company of the items set forth in Section 2.3(a) of this Agreement; and

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(iv) there shall have been no Material Adverse Effect with respect to the Company since the date hereof.

(c) The obligations of a Purchaser hereunder in connection with the Required Fundings are subject to the Company’s delivery of the Funding Condition Certification to such Purchaser, which shall be delivered to such Purchaser two business days prior to the Required Funding Date.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to each Purchaser:

(a) Organization and Qualification. The Company and each of its subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (if a good standing concept exists in such jurisdiction), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and its subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary (if a good standing concept exists in such jurisdiction), except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”; provided, however, that changes in the trading price or trading volume of the Common Stock shall not, in and of itself, constitute a Material Adverse Effect) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith. This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

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(c) No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, anti-dilution or similar adjustments, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(d) Filings, Consents and Approvals. The Company has timely filed all quarterly and annual reports required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits to such documents) incorporated by reference therein, being hereinafter referred to herein as the “SEC Reports”). The Company has delivered to each Purchaser true and complete copies of the SEC Reports, except for such exhibits and incorporated documents, and except as such Documents are available EDGAR filings on the SEC’s sec.gov website. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Reports, and none of the SEC Reports, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such SEC Reports is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings prior the date hereof). As of their respective dates, the financial statements of the Company included in the SEC Reports complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the financial statements of the Company included in the SEC Reports, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to June 30, 2024, and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such financial statements, which, individually or in the aggregate, are not material to the financial condition or operating results of the Company. The Company is subject to the reporting requirements of the Exchange Act. For the avoidance of doubt, filing of the documents required in this Section 3.1(d) via the SEC’s Electronic Data Gathering, Analysis, and Retrieval system (“EDGAR”) shall satisfy all delivery requirements of this Section 3.1(d).

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(e) Issuance of the Securities. The Shares are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company and immediately after such issuance the Purchasers shall have title to the Securities. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this Agreement.

(f) No Integrated Offering. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(g) SEC Reports. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.

(h) Litigation. There is no action or Proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company or the transactions contemplated by this Agreement, and neither the Company nor any of its affiliates is subject to or bound by any order, in either case that would prevent or otherwise materially interfere with the ability of the Company to consummate the transactions contemplated by this Agreement or to otherwise perform its obligations under this Agreement to which the Company is or will be a party.

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(i) Equal Treatment of Purchasers. No consideration (including any modification of any Transaction Document) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration is also offered to all of the parties to this Agreement. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

(j) Compliance. Neither the Company nor any of its subsidiaries: (i) is in default under or in violation of, nor has the Company or any of its subsidiaries received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (other than those that have been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, other than tax payments related to payroll that are late, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(k) D&O Insurance. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the subsidiaries are engaged, for directors and officers insurance coverage at least equal to the aggregate Subscription Amount. The Company does not have any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(l) Sarbanes-Oxley; Internal Accounting Controls. Except as may be disclosed in the SEC Reports, the Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof and as of each Closing Date. Except as disclosed in the SEC Reports, the Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and its subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and its subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and its subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company and its Subsidiaries that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company and its subsidiaries.

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(m) No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers which would affect the Company’s ability to perform any of its obligations under any of the Transaction Documents.

(n) Acknowledgment Regarding Purchaser’s Purchase of Securities. The Company acknowledges and agrees that such Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that such Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by such Purchaser or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to such Purchaser’s purchase of the Securities. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(o) Acknowledgment Regarding Purchaser’s Trading Activity. Anything in this Agreement or elsewhere herein to the contrary notwithstanding, it is understood and acknowledged by the Company that: (i) none of the Purchasers has been asked by the Company to agree, nor has any Purchaser agreed, to desist from purchasing or selling, (excluding long and short sales) securities of the Company, or to hold the Securities for any specified term (other than as required by applicable law), (ii) past or future open market or other transactions by any Purchaser, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities.

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(p) Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Company’s placement agent in connection with the placement of the Securities.

(q) Registration Rights. The Company will take commercially reasonable efforts to file a Registration Statement on Form S-1 with the Securities and Exchange Commission covering the resale of the Shares and the Assignment Shares within 20 days of the execution of this Agreement and will take commercially reasonable efforts to cause such registration statement to be declared effective as soon as possible thereafter.

3.2 Representations, Warranties and Acknowledgments of the Purchasers. Each Purchaser, for itself and for no other Purchaser, hereby represents and warrants as of the date hereof and as of the Closing Date and as of the date of each Required Funding to the Company as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):

(a) Organization; Authority. Such Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by such Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Understandings or Arrangements. Such Purchaser is acquiring the Securities as principal for its own account and has no direct or indirect arrangement or understandings with any other persons (other than managers and/or members of an LLC) to distribute or regarding the distribution of such Securities. Such Purchaser is acquiring the Securities hereunder in the ordinary course of its personal and/or business.

(c) Purchaser Status. At the time such Purchaser was offered the Securities, it was, and as of the date hereof it is either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), (a)(8), (a)(9), (a)(12), or (a)(13) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.

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(d) Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. The Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e) Access to Information. Such Purchaser acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and has read the SEC Reports and the Risk Factor Annex and has been afforded, (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

(f) Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, such Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Purchaser first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Other than to other Persons party to this Agreement or to such Purchaser’s representatives that are bound by confidentiality obligations, including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents and Affiliates, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to locating or borrowing shares in order to effect Short Sales or similar transactions in the future.

(g) General Solicitation. Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to the knowledge of such Purchaser, any other general solicitation or general advertisement.

(h) Litigation. There is no action or Proceeding pending or, to the knowledge of such Purchaser, threatened against or affecting such Purchaser or the transactions contemplated by this Agreement, and neither such Purchaser nor any of its affiliates is subject to or bound by any order, in either case that would prevent or otherwise materially interfere with the ability of such Purchaser to consummate the transactions contemplated by this Agreement or to otherwise perform its obligations under this Agreement to which such Purchaser is or will be a party.

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(i) Finders’ Fees. There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of such Purchaser or any of its affiliates, who is entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

(j) Sufficiency of Funds. Such Purchaser has sufficient capital on hand to enable such Purchaser to pay the Required Amount and consummate the transactions contemplated by this Agreement.

(k) Purchaser’s Investigation and Reliance. Such Purchaser is a sophisticated purchaser and has made its own independent investigation, review and analysis regarding the Company, which investigation, review and analysis were conducted by such Purchaser together with expert advisors, including legal counsel, that it has engaged for such purpose. Such Purchaser has been provided access to the facilities, books and records of the Company and any other information that it has requested in connection with its investigation of the Company. Such Purchaser is not relying on any statement, representation or warranty, oral or written, express or implied, made by the Company or any of its representatives or any other person, except as set forth in this Article III. Such Purchaser acknowledges that neither the Company nor any of its stockholders, affiliates or representatives is making, directly or indirectly, any representation or warranty with respect to any estimates, projections or forecasts involving the Company.

(l) Conduct of Company’s Business. Such Purchaser acknowledges that the Company intends to conduct its operations and execute its business plan as described in the Company’s SEC Reports and represents that it is not purchasing the Securities in contemplation of the Company’s entry into new lines of business or other activities not described in the Company’s SEC Reports.

(m) Going Concern; Additional Fundraising Activities. Such Purchaser acknowledges that the Company requires substantial additional capital in addition to the Required Amount to conduct its business and that the Company’s current liquidity position raises substantial doubt about the Company’s ability to continue as a going concern. Such Purchaser further acknowledges that the Company is currently engaged in seeking additional investments from various capital sources, including under terms that may be dilutive or otherwise materially adverse to such Purchaser.

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(n) Securities Not Registered. Such Purchaser understands that (i) the sale or resale of the Securities has not been registered under the Securities Act or any applicable state securities laws, and the Securities may not be transferred unless (a) the Securities are sold pursuant to an effective registration statement under the Securities Act, (b) such Purchaser shall have delivered to the Company an opinion of counsel (which may be counsel to the Company) that shall be in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration (c) the Securities are sold or transferred to an “affiliate” (as defined in Rule 144 promulgated under the Securities Act (or a successor rule) (“Rule 144”)) of such Purchaser who agrees to sell or otherwise transfer the Securities only in accordance with this clause (n), (d) the Securities are sold pursuant to Rule 144 or other applicable exemption, or (e) the Securities are sold pursuant to Regulation S under the Securities Act (or a successor rule) (“Regulation S”), and such Purchaser shall have delivered to the Company, at the cost of the Company, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in corporate transactions, which opinion shall be accepted by the Company; (ii) any sale of such Securities made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any re-sale of such Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case). Notwithstanding the foregoing or anything else contained herein to the contrary, the Securities may be pledged in connection with a bona fide margin account or other lending arrangement secured by the Securities, and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and such Purchaser in effecting such pledge of Securities shall not be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or otherwise.

(o) Acknowledgment of Representation. Such Purchaser acknowledges that Haynes and Boone LLP is counsel to the Company and such Purchaser has obtained its only legal advice or consultation with respect to the Transaction Documents.

The Company acknowledges and agrees that the representations contained in this Section 3.2 shall not modify, amend or affect the Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transactions contemplated hereby. Notwithstanding the foregoing, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to locating or borrowing shares in order to effect Short Sales or similar transactions in the future.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

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4.2 Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue the Shares pursuant to this Agreement.

4.3 Listing of Common Stock. Following the Closing, the Company shall apply to list all of the Shares on such Trading Market on which it is currently listed, and promptly use commercially reasonable efforts to secure the listing of all of the Shares on such Trading Market. The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will then include in such application all of the Shares, and will take such other action as is reasonably necessary to cause all of the Shares to be listed on such other Trading Market as promptly as possible.

4.4 Right to Participate. For so long as a Purchaser makes its Required Fundings by the Funding Deadline or the five day right to cure thereafter, and for a period of 60 days following the execution of this Agreement, such Purchaser shall have a right of first refusal to participate in any capital raising transaction of the Company on the same terms and conditions offered to the Company by third-parties for an amount of up to 50% of its pro rata amount of the proposed aggregate investment amount of such capital raising transaction. Investors shall be provided with written notice of any such capital raising transaction and shall be granted four business days to elect to exercise its rights of first refusal and fund its investment amounts (provided that in the event of a registered offering of the Company’s securities, such Purchaser shall be required to exercise its rights concurrently with the pricing of such offering).

4.5 Certain Transactions. Each Purchaser, severally not jointly with the other Purchasers, covenants that neither it nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any Short Sales of any of the Company’s securities for a period of one year following this Agreement.

4.6 Governance Rights. At the Initial Closing, the Company shall use commercially reasonable efforts to appoint Dr. Richard Isaacs (the “Director Designee”) to the Board of Directors. If the Purchasers fail to make any of the Required Fundings prior to the October Funding Deadline, the Director Designee shall immediately resign from the Board of Directors at the remaining directors’ sole discretion.

ARTICLE V.
MISCELLANEOUS

5.1 Fees and Expenses. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any exercise notice delivered by the Purchaser), stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchaser. The Company shall pay any and all Registrations fees, including any legal and accountant fees associated with such Registrations of the Shares and the Assignment Shares.

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5.2 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.3 Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered by email, with affirmative confirmation of receipt by Purchaser and only if such affirmative confirmation is given, (iii) one business day after being sent, if sent by reputable, internationally recognized overnight courier service or (iv) three (3) business days after being mailed, if sent by registered or certified mail, prepaid and return receipt requested, in each case to the applicable party at the addresses on the signature pages below (or at such other address for a party as shall be specified by like notice).

5.4 Modifications and Amendments. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by the Company and the Purchasers holding a majority of the Securities issued hereunder.

5.5 Waivers and Consents. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by a written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

5.6 Headings and Captions. The headings captions of the various sections of this Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

5.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. None of the Company nor any of the Purchasers may assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company or the Purchasers, as applicable.

5.8 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such action or Proceeding is improper or is an inconvenient venue for such action or Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such action or Proceeding by mailing a copy thereof via nationally recognized overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.

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5.9 Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Securities.

5.10 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by e-mail delivery (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method, such signature shall be deemed to have been duly and validly delivered and shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such “.pdf” signature page were an original thereof.

5.11 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.12 Acknowledgment of Dilution of Voting Power. The Company acknowledges that the issuance of the Securities will result in dilution of the voting power of the outstanding shares of Common Stock, which dilution will be substantial.

5.13 Publicity. The Company and the Purchasers shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor the Purchasers shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of the Purchasers, or without the prior consent of the Purchasers, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.

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5.14 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.15 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchaser and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.16 Event of Default. Should an Event of Default occur, the Purchasers shall be relieved of their obligations hereunder to make the Required Fundings. In the event of a Reporting Default, for each day such Reporting Default goes uncured, an additional day shall be added to the applicable Funding Deadline for a Required Funding.

5.17 Blue Sky Filings. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchaser under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Purchaser.

5.18 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.19 Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

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5.20 Indemnification.

(a) Company agrees to indemnify and hold each Subscriber, each person, if any, who controls Subscriber within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of Subscriber within the meaning of Rule 405 under the Securities Act, and each broker, placement agent or sales agent to or through which Subscriber effects or executes the resale of any Shares and the Assignment Shares (collectively, the “Subscriber Indemnified Parties”), harmless against any and all losses, claims, damages and liabilities (including any reasonable out-of-pocket legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (collectively, “Losses”) incurred by Subscriber Indemnified Parties directly that are caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any other registration statement which covers the Shares (including, in each case, the prospectus contained therein) or any amendment thereof (including the prospectus contained therein) or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made), not misleading, except to the extent insofar as the same are caused by or contained in any information or affidavit so furnished in writing to the Company by a Subscriber expressly for use therein. Notwithstanding the forgoing, the Company’s indemnification obligations shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the prior written consent of the Company (which consent shall not be unreasonably withheld, delayed or conditioned).

(b) Each Subscriber agrees to, severally and not jointly with any other selling stockholders using the Registration Statement, indemnify and hold the Company, and the officers, employees, directors, partners, members, attorneys and agents of the Company, each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of the Company within the meaning of Rule 405 under the Securities Act (collectively, the “Company Indemnified Parties”), harmless against any and all Losses incurred by Company Indemnified Parties directly that are caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any other registration statement which covers the Shares (including, in each case, the prospectus contained therein) or any amendment thereof (including the prospectus contained therein) or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made), not misleading, to the extent insofar as the same are caused by or contained in any information or affidavit so furnished in writing to the Company by each Subscriber expressly for use therein. Notwithstanding the forgoing, Subscriber’s indemnification obligations shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the prior written consent of each Subscriber (which consent shall not be unreasonably withheld, delayed or conditioned).

5.21 Restrictive Legends. Any certificates representing the Shares shall have endorsed thereon legends substantially as follows:

(a) For so long as the Shares are not registered for resale pursuant to an effective registration statement or are unable to be sold in accordance with an exemption from the registration requirements of the Securities Act:

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“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES OR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL (IF THE COMPANY SO REQUEST), IS AVAILABLE.

(b) For so long as the Shares are not yet paid for in accordance with Section 2.2 hereof and remain in the Share Escrow Account:

THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS OF A STOCK ESCROW AGREEMENT AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED DURING THE TERM OF THE ESCROW AGREEMENT.”

5.22 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(Signature Pages Follow)

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IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Brand Engagement Network Inc.		Address for Notice:

By:	/s/ Paul Chang	Brand Engagement Network Inc.
Name:	Paul Chang	145 E. Snow King Ave.
Title:	Chief Executive Officer	PO Box 1045

Jackson, WY 83001
With a copy to (which shall not constitute notice):	E-Mail: paul.chang@beninc.ai

Haynes and Boone LLP
2801 N. Harwood St. Suite 2300
Dallas, TX 75201
Attention: Matthew L. Fry, Esq.
Email: matt.fry@haynesboone.com

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR PURCHASER FOLLOWS]

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[PURCHASER SIGNATURE PAGES TO SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: BEN Capital Fund I LLC

Signature of Authorized Signatory of Purchaser:	/s/ James Irving

Name of Authorized Signatory: James Irving

Title of Authorized Signatory: Manager

Email Address of Authorized Signatory: ****

Address for Notice to Purchaser: ****

Subscription Amount: $1,000,000

Shares: 200,000

EIN/SSN: ****

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[PURCHASER SIGNATURE PAGES TO SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: Joseph Bevash

Signature of Authorized Signatory of Purchaser:	/s/ Joseph Bevash

Name of Authorized Signatory: ______________________________________________________

Title of Authorized Signatory: ______________________________________________________

Email Address of Authorized Signatory: ****

Address for Notice to Purchaser: ****

Subscription Amount: $600,000

Shares: 120,000

EIN/SSN: ****

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[PURCHASER SIGNATURE PAGES TO SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: Stephen Birchall

Signature of Authorized Signatory of Purchaser:	/s/ Stephen Birchall

Name of Authorized Signatory: ______________________________________________________

Title of Authorized Signatory: ______________________________________________________

Email Address of Authorized Signatory: ****

Address for Notice to Purchaser: ****

Subscription Amount: $775,000

Shares: 155,000

EIN/SSN: ****

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[PURCHASER SIGNATURE PAGES TO SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: Troy Budgen

Signature of Authorized Signatory of Purchaser:	/s/ Troy Budgen

Name of Authorized Signatory: ______________________________________________________

Title of Authorized Signatory: ______________________________________________________

Email Address of Authorized Signatory: ****

Address for Notice to Purchaser: ****

Subscription Amount: $775,000

Shares: 155,000

EIN/SSN: ****

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[PURCHASER SIGNATURE PAGES TO SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: Patrick Carney

Signature of Authorized Signatory of Purchaser:	/s/ Patrick Carney

Name of Authorized Signatory: ______________________________________________________

Title of Authorized Signatory: ______________________________________________________

Email Address of Authorized Signatory: ****

Address for Notice to Purchaser: ****

Subscription Amount: $725,000

Shares: 145,000

EIN/SSN: ****

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[PURCHASER SIGNATURE PAGES TO SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: Due Figlie LLC

Signature of Authorized Signatory of Purchaser:	/s/ Shawn Lucas

Name of Authorized Signatory: Shawn Lucas

Title of Authorized Signatory: Managing Member

Email Address of Authorized Signatory: ****

Address for Notice to Purchaser: ****

Subscription Amount: $1,500,000

Shares: 300,000

EIN/SSN: ****

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[PURCHASER SIGNATURE PAGES TO SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: Lucas Venture Partners

Signature of Authorized Signatory of Purchaser:	/s/ Julie Lucas

Name of Authorized Signatory: Julie Lucas

Title of Authorized Signatory: Manager

Email Address of Authorized Signatory: ****

Address for Notice to Purchaser: ****

Subscription Amount: $550,000

Shares: 110,000

EIN/SSN: ****

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ANNEX I

Risks Related to this Offering

We may issue additional equity or convertible debt securities in the future, which may result in additional dilution to investors.

To raise additional capital in the future, we believe that we may offer and issue additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock in the future. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock in future transactions may be higher or lower than the price per share in this offering. We also have a significant number of stock options and warrants outstanding. To the extent that outstanding stock options or warrants have been or may be exercised or other shares issued, you may experience additional dilution.

Further, as we grow our business, we may seek to rely more heavily on capital raising transactions to fund our operations, raise capital to retire any debt we may hereafter incur, for other corporate purposes, or due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans.

We have broad discretion in the use of our available cash and other sources of funding, including the net proceeds from this offering.

Our management has broad discretion in the use of our available cash and other sources of funding, including the net proceeds we receive in this offering. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our Common Stock to decline and. Pending use in our operations, we may invest our available cash, including the net proceeds we receive in this offering, in a manner that does not produce income or that loses value.

Our stock price is volatile, and your investment may suffer a decline in value.

As a result of fluctuations in the price of our Common Stock, you may be unable to sell your shares at or above the price you paid for them. The market price of our Common Stock is likely to continue to be volatile and subject to significant price and volume fluctuations in response to market, industry and other factors. The market price of our Common Stock may also be dependent upon the valuations and recommendations of the analysts who cover our business. If the results of our business do not meet these analysts’ forecasts, the expectations of investors or the financial guidance we provide to investors in any period, the market price of our Common Stock could decline.

In addition, the stock markets in general, and the markets for technology stocks in particular, have experienced significant volatility that has often been unrelated to the financial condition or results of operations of particular companies. These broad market fluctuations may adversely affect the trading price of our Common Stock and, consequently, adversely affect the price at which you could sell the shares of Common Stock that you purchase in this offering. In the past, following periods of volatility in the market or significant price declines, securities class-action litigation has often been instituted against companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect our business, financial condition, results of operations and growth prospects.

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Future sales of our Common Stock in the public market or other financings could cause our stock price to fall, and a substantial number of shares of Common Stock may be sold in the market following this offering, which may depress the market price for our Common Stock.

Sales of a substantial number of shares of our Common Stock in the public market, the perception that these sales might occur, or other financings could depress the market price of our Common Stock and could impair our ability to raise capital through the sale of additional equity securities. In addition, shares of Common Stock issuable upon exercise of outstanding warrants and options, as well as shares reserved for future issuance under our incentive stock plan, will be eligible for sale in the public market to the extent permitted by applicable vesting requirements, if any, and, in some cases, subject to compliance with the requirements of Rule 144. As a result, these shares will be eligible to be freely sold in the public market upon issuance, subject to restrictions under the securities laws.

Because we do not currently intend to declare cash dividends on our shares of Common Stock in the foreseeable future, stockholders must rely on appreciation of the value of our Common Stock for any return on their investment.

We do not currently anticipate declaring or paying any cash dividends in the foreseeable future. In addition, the terms of any existing or future debt agreements may preclude us from paying dividends. As a result, we expect that only appreciation of the price of our Common Stock, if any, will provide a return to existing stockholders for the foreseeable future.

Resales of our Common Stock in the public market during this offering by our stockholders may cause the market price of our Common Stock to fall.

We may issue Common Stock from time to time. This issuance from time to time of these new shares of our Common Stock, or our ability to issue these shares of Common Stock in this offering, could result in resales of our Common Stock by our current stockholders concerned about the potential dilution of their holdings. In turn, these resales could have the effect of depressing the market price for our Common Stock.

The market price of our Common Stock may be adversely affected by market conditions affecting the stock markets in general, including price and trading fluctuations on Nasdaq.

Market conditions may result in volatility in the level of, and fluctuations in, market prices of stocks generally and, in turn, our Common Stock and sales of substantial amounts of our Common Stock in the market, in each case being unrelated or disproportionate to changes in our operating performance. A weak global economy or other circumstances, such as changes in tariffs and trade, could also contribute to extreme volatility of the markets, which may have an effect on the market price of our Common Stock.

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SCHEDULE 1*

Investor Name	Initial Funding Amount	September Funding Amount	October Funding Amount	November Funding Amount	December Funding Amount	January Funding Amount	February Funding Amount	March Funding Amount	April Funding Amount	Individual Total Funding Amounts
Joe Bevash				$50,000	$50,000	$125,000	$125,000	$125,000	$125,000	$600,000
Due Figlie		$100,000	$150,000	$225,000	$225,000	$200,000	$200,000	$200,000	$200,000	$1,500,000
Lucas Venture Partners	$75,000		$50,000	$75,000	$75,000	$75,000	$75,000	$75,000	$50,000	$550,000
Patrick Carney		$75,000	$50,000	$100,000	$100,000	$100,000	$100,000	$100,000	$100,000	$725,000
Stephen Birchall		$75,000	$50,000	$100,000	$125,000	$125,000	$125,000	$125,000	$50,000	$775,000
Troy Budgen	$75,000		$75,000	$100,000	$100,000	$125,000	$125,000	$125,000	$50,000	$775,000
BEN Capital Fund I LLC	$100,000		$125,000	$150,000	$150,000	$125,000	$125,000	$125,000	$100,000	$1,000,000
Total Funding Amounts	$250,000	$250,000	$500,000	$800,000	$825,000	$875,000	$875,000	$875,000	$675,000	$5,925,000

*All amounts indicated herein are in addition to, not in lieu of, the existing obligations of the Purchasers pursuant to that certain Securities Purchase Agreement, dated May 28, 2024, by and among the Company and the purchasers party thereto.

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EXHIBIT A

Assignment Agreement

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EXHIBIT B

Form of Representation Letter

August __, 2024

Ladies and Gentlemen,

Reference is hereby made to that certain Securities Purchase Agreement, dated August 26, 2024, by and between Brand Engagement Network Inc. and __________________ (the “Agreement”). The undersigned hereby represents and warrants to the Company, and acknowledges and agrees with the Company, that it shall be bound by Section 3.2 of the Agreement and shall be deemed to have made the same representations, warranties, acknowledgments and agreements therein as if it were the Purchaser.

Name:

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Exhibit 10.2

SHARE ASSIGNMENT AND LOCKUP RELEASE AGREEMENT

This ASSIGNMENT AND LOCKUP RELEASE AGREEMENT (this “Agreement”) is made and entered into this 26th day of August, 2024 (the “Effective Date”), by and among certain of the former members of DHC Sponsor, LLC, a Delaware limited liability company and certain other existing stockholders and affiliates of the Company listed on Exhibit A hereto (the “Sponsor Members” and each a “Sponsor Member”), the purchaser parties listed on Exhibit B hereto and (the “Purchaser Parties” and each a “Purchaser”), solely with respect to paragraphs 2, 3, 4 and 7 hereof, Brand Engagement Network, Inc., a Delaware corporation (the “Company”).

RECITALS:

WHEREAS, concurrently with the execution of this Agreement, the Purchaser Parties and the Company have entered into a Securities Purchase Agreement (the “Purchase Agreement”) pursuant to which the Purchaser Parties have agreed to purchase and the Company has agreed to sell an aggregate of 1,185,000 shares (the “Purchased Shares”) of common stock of the Company par value $0.0001 per share (“Company Common Stock”);

WHEREAS, as an inducement to enter into the Purchase Agreement, the Sponsor Members desire to transfer to the Purchaser Parties, and the Purchaser Parties desire to assume, all of the Sponsor Members’ rights, title and interest in an aggregate of 1,185,000 shares of Company Common Stock (the “Sponsor Securities”) as of the Effective Date pursuant to an escrow arrangement as further described herein (the “Assignment”); and

WHEREAS, in exchange for the Assignment by the Sponsor Members of the Sponsor Securities to the Purchaser Parties, the Company desires to release the number of shares of Company Common Stock, set forth on Exhibit B hereto from certain restrictions on transfer contained in either (i) Section 5(a) of that certain Letter Agreement, dated March 4, 2021, by and among the Company’s predecessor, DHC Acquisition Corp, DHC Sponsor, LLC and the other signatories thereto or (ii) in those certain Lock-Up Agreements executed by certain of the Sponsor Members in connection with the consummation of the Company’s prior business combination (the “Lockup Restrictions”).

NOW, THEREFORE, in consideration of the promises, agreements and mutual obligations herein set forth, the parties to this Agreement hereby agree as follows:

1. Assignment of the Sponsor Securities. In exchange for good and valuable consideration, each of the Sponsor Members hereby agrees to transfer, assigns, and conveys to the Purchaser Parties, and each Sponsor Member assumes and accepts as of the Effective Date, all of Sponsor Members’ right, title and interest in the Transferred Securities, free and clear of all liens, encumbrances, security interests, claims or options, other than the restrictions on transfer and other terms and conditions applicable thereto pursuant to any operative document associated with the Sponsor Securities, including the terms described in Paragraph 2 and 3 below.

2. Escrow. Within five business days of the Effective Date, the Sponsor Members will deliver one or more duly executed stock powers transferring, and will transfer, an aggregate of 50,000 Sponsor Securities to the Purchaser Parties and the remaining 1,135,000 Sponsor Securities into a share escrow account maintained by the Company (the “Share Escrow Account”), which remaining Sponsor Securities shall be annotated with a restricted legend restricting the release of the Sponsor Securities to the Purchaser Parties until they are released from the Share Escrow Account. The Sponsor Securities shall be released from the Share Escrow Account on a pro rata basis upon the making of the Required Fundings (as defined in the Purchase Agreement) on the terms and conditions described in Section 2.2 of the Purchase Agreement.

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3. Forfeiture. In the event a Purchaser Party fails to make a Required Funding contemplated by the Purchase Agreement (separately and not jointly), and fails to cure such breach of its obligations pursuant to Section 2.2 (c) of the Securities Purchase Agreement, a pro rata portion of the Sponsor Securities shall be released from the Share Escrow Account to the Company and the Company shall cancel such remaining Sponsor Securities and such defaulting Purchaser Party shall have no further rights or interest in such pro rata portion of the Sponsor Securities.

4. Release of Lockup Restrictions. In consideration of the Assignment, the Company, and upon execution of the side letter attached hereto as Exhibit C and the initiation of the transfer of the Sponsor Securities to the Share Escrow Account, hereby releases the number of shares Company Common Stock held by the Sponsor Members set forth on Exhibit B hereto from the Lockup Restrictions, and the Company agrees to concurrently deliver to its transfer agent instructions to remove any restrictive legends reflecting such Lockup Restrictions on the shares of Company Common Stock set forth on Exhibit B hereto and, if applicable, to cause certain shares of Company Common Stock currently held by Sponsor to be re-registered in the names of certain of the Sponsor Members. Nothing in this paragraph 4 shall constitute a waiver, amendment, modification or other change with respect to any similar “lockup” or contractual restrictions on any shares of Company Common Stock other than those set forth on Exhibit B hereto.

5. Representations and Warranties. Each Sponsor Member and each Purchaser Party hereby severally, and not jointly, certifies, represents and warrants to each other as follows:

a. To the extent that it is an entity, it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

b. She, he or it has the absolute and unrestricted right, power, and capacity to enter into, execute and deliver this Agreement and to effect all of her, his or its duties and obligations under this Agreement. Upon its execution and delivery, this Agreement will constitute a legal, valid and binding obligation of the parties, as applicable, enforceable against her, him or it in accordance with its terms.

c. The execution, delivery and performance of this Agreement by the parties, as applicable, does not and will not (i) violate any statute, law, judgment, decree, order, regulation or rule of any court or governmental authority applicable to such Purchaser Party or Sponsor Member, as applicable, or her, his or its respective properties or assets; or (ii) require any waiver by, consent or approval of, or any filing, or registration with, any creditor of such Purchaser Party or Sponsor Member, as applicable, any court or governmental agency, or any other third party, except for such waivers, consents or approvals the failure to obtain of which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on such Purchaser Party or Sponsor Member, or the transactions contemplated by this Agreement.

d. There are no actions, suits, claims, investigations or other legal proceedings pending or, to the knowledge of such Purchaser Party or Sponsor Member, as applicable, threatened against or by such Purchaser Party or Sponsor Member, as applicable, that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement.

e. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based on arrangements made by or on behalf of such Purchaser Party or Sponsor Member, as applicable.

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f. Such Purchaser Party is accepting assignment of the Sponsor Securities solely for her, his or its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof. Such Purchaser Parties acknowledges that the Sponsor Securities are not registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and that the Sponsor Securities may not be transferred or sold except pursuant to the registration provisions of the Securities Act or pursuant to any applicable exemption therefrom and subject to state securities laws and regulations, as applicable.

g. Such Purchaser Party is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act. Such Purchaser Party has not been organized or reorganized for the specific purpose of accepting the Sponsor Securities or for otherwise investing in the Company. Such Purchaser Party recognizes that there may be no established trading market for the Sponsor Securities.

h. Each such Sponsor Member and Purchaser Party has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Company.

i. Such Purchaser Party understands and agrees that the Sponsor Securities must be sold pursuant to a registration statement under the Securities Act or pursuant to an exemption from the registration requirements of Section 5 of the Securities Act. Such Purchaser Party will not Transfer the Sponsor Securities (in whole or in part) or any interest therein in contravention of any applicable state, federal and/or foreign laws.

j. Such Sponsor Party is not subject to any bad actor disqualifying events set forth in Rule 506(d) of Regulation D.

k. This Agreement contains provisions that are complex and technical in nature. Such Purchaser Party and Sponsor Member acknowledge that they have sought and obtained the advice of their own independent legal and tax counsel with respect to the implications of this transfer before executing this Agreement and have consulted with such other counsel to the extent they deem appropriate.

l. The transfer of the Sponsor Securities as contemplated by this Agreement is permissible under the Securities Act and any other applicable securities laws.

m. Assignee acknowledges that it was not offered or sold the Sponsor Securities, directly or indirectly, by means of any form of general solicitation or general advertisement.

n. Each of the Purchaser Parties and each of the Sponsor Members shall be deemed to have made all representations and warranties contained in this Section 5 to the Company.

6. Future Cooperation. The Purchaser Parties and Sponsor Members shall mutually cooperate at all times from and after the date hereof with respect to any of the matters described herein, and to execute any further assignments, releases, assumptions, notifications or other documents as may be reasonably requested by the other party for the purpose of giving effect to, evidencing or giving notice of the transaction evidenced by this Agreement. Promptly upon request, the Purchaser Parties and Sponsor Members shall provide the Company with any such additional information and documents as they may reasonably request in connection with this Agreement from time to time.

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7. Registration Rights. To the extent the Sponsor Securities are not freely transferable under the Securities Act immediately following the execution of this Agreement, the Company will take commercially reasonable efforts to file a Registration Statement on Form S-1 with the Securities and Exchange Commission covering the resale of the Shares within 20 days of the execution of this Agreement and will take commercially reasonable efforts to cause such registration statement to be declared effective as soon as possible thereafter.

8. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same Agreement, and any of the parties to this Agreement may execute this Agreement by signing any of the counterparts. Any counterpart of this Agreement may be executed via email.

9. Governing Law. This Agreement will be subject to, governed by and construed under and in accordance with the internal laws of the State of New York, without regard to conflicts of laws or choice of law provisions or principles. The parties hereto submit to the personal jurisdiction of any state or federal court sitting in the State of New York with respect to any suit or proceeding brought with respect to this Agreement.

10. Binding Agreement. This Agreement shall be binding upon the Purchaser Parties, the Sponsor Members and, with respect to paragraphs 2, 3, 4 and 7, the Company, and their respective heirs, estates, executors, administrators and other personal and/or legal representatives, successors and permitted assigns and shall inure to the benefit of the parties and their respective successors and assigns.

11. Notices. Notices by one party to another shall be made by e-mail at the e-mail address of such other party or parties as set forth on the signature page of this Agreement.

12. Attorneys’ Fees. The prevailing party in any action or proceeding between or among the parties concerning any dispute, claim, cause of action or the like, originating out of, or relating to, this Agreement shall be entitled to recover her, his or its reasonable attorneys’ fees and costs incurred in prosecuting or defending each such action or proceeding, in addition to damages or other relief to which such party is otherwise entitled.

13. Severability. If any provision of this Agreement shall be held or deemed to be, or shall in fact be, invalid, inoperative, illegal or unenforceable, this Agreement shall be reformed and constructed as if such invalid, inoperative, illegal or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative and enforceable to the maximum extent permitted.

Remainder of Page Intentionally Left Blank.

Signature Pages Follows.

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IN WITNESS WHEREOF, the undersigned have executed this Assignment effective as of the Effective Date.

SPONSOR MEMBER:

AMIT YORAN

Address:	****

/s/ Amit Yoran
Name:	Amit Yoran

PAT WILKISON

Address:	****

/s/ Pat Wilkison
Name:	Pat Wilkison

JOSEPH C. COHEN TRUST

Address:	****

/s/ Joseph Cohen
Name:	Joseph Cohen
Title:	Trustee

LIONCOMPASS, LLC

Address:	****

/s/ Patrick O. Nunally
Name:	Patrick O. Nunally
Title:	Partner

L5 IRREVOCABLE SHAREHOLDER TRUST

Address:	****

/s/ James D. Henderson Jr.
Name:	James D. Henderson Jr.
Title:	Trustee

WATCH OUT! SHAREHOLDER TRUST

Address:	****

/s/ Blake Lucas
Name:	Blake Lucas
Title:	Trustee

Signature Page to the
Share Assignment and Assumption Agreement

PURCHASER PARTY:

BEN CAPITAL FUND I LLC

Address:	****

/s/ James Irving
Name:	James Irving
Title:	Manager

JOSEPH BEVASH

Address:	****

/s/ Joseph Bevash
Name:	Joseph Bevash

STEPHEN BIRCHALL

Address:	****

/s/ Stephen Birchall
Name:	Stephen Birchall

TROY BUDGEN

Address:	****

/s/ Troy Budgen
Name:	Troy Budgen

PATRICK CARNEY

Address:	****

/s/ Patrick Carney
Name:	Patrick Carney

DUE FIGLIE LLC

Address:	****

/s/ Shawn Lucas
Name:	Shawn Lucas
Title:	Managing Member

Signature Page to the
Share Assignment and Assumption Agreement

LUCAS VENTURE PARTNERS

Address:	****

/s/ Julie Lucas
Name:	Julie Lucas
Title:	Manager

Signature Page to the
Share Assignment and Assumption Agreement

AGREED AND ACCEPTED WITH RESPECT TO PARAGRAPHS 2, 3, 4 AND 7:

BRAND ENGAGEMENT NETWORK INC.,

a Delaware corporation

Address:	145 E. Snow King Ave

PO Box 1045

Jackson, WY 83001

/s/ Paul Chang
Name:	Paul Chang
Title:	Chief Executive Officer

Signature Page to the
Share Assignment and Assumption Agreement

EXHIBIT A

Share Assignment Schedule

Sponsor Member Party	Shares Assigned	Purchaser Party	Shares Received
Pat Wilkison	75,000	Joe Bevash	120,000
Amit Yoran	150,000	Due Figlie	300,000
L5 Irrevocable Shareholder Trust	486,180	Lucas Venture Partners	110,000
Watch Out! Shareholder Trust	118,000	Patrick Carney	145,000
LionCompass, LLC	170,820	Stephen Birchall	155,000
Joseph C. Cohen Trust	185,000	Troy Budgen	155,000
Total	1,185,000	BEN Capital Fund I LLC	200,0000
		Total	1,185,000

Exhibit A

EXHIBIT B

Lockup Release Schedule

Sponsor Member Party	Shares Released from Lockup
Pat Wilkison	97,500
Amit Yoran	195,000
L5 Irrevocable Shareholder Trust	486,180
Watch Out! Shareholder Trust	118,000
LionCompass, LLC	170,820
Joseph C. Cohen	185,000
Total	1,252,500

Exhibit B

EXHIBIT C

Form of Letter Agreement

Exhibit C

LETTER AGREEMENT

August 26, 2024

Re:	Share Assignment and Lockup Release Agreement (the “Assignment Agreement”), dated August 26, 2024, by and among certain of the former members of DHC Sponsor, LLC, a Delaware limited liability company and certain other existing stockholders and affiliates of the Company listed on Exhibit A thereto (the “Sponsor Members” and each a “Sponsor Member”), the purchaser parties listed on Exhibit B thereto and (the “Purchaser Parties” and each a “Purchaser”), solely with respect to paragraphs 2, 3, 4 and 7 thereof, Brand Entertainment Network, Inc., a Delaware corporation (the “Company”).

Ladies and Gentlemen:

Defined terms not otherwise defined in this letter agreement (the “Letter Agreement”) shall have the meanings set forth in the Assignment Agreement. Pursuant to Section 6 of the Assignment Agreement and in satisfaction of a condition of the Company’s obligations under the Assignment Agreement, the undersigned irrevocably agrees with the Company that, from the date hereof, until the earliest of (A) March 14, 2025 and (B) the date on which the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of the Company’s shareholders having the right to exchange their shares of Common Stock, par value $0.0001 (“Common Stock”), of the Company, for cash, securities or other property (the “Lock-up Period”), the Sponsor Members agree that they shall not (a) sell, offer to sell, contract or enter into an agreement to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or enter into an agreement to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder with respect to, any security, (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) publicly announce any intention to effect any transaction specified in clause (a) or (b) (each of the foregoing a “Transfer”), any Common Stock of the Company or Common Stock of the Company underlying any convertible securities or securities exercisable for Common Stock of the Company (the “Restricted Securities”) held by such Sponsor Member on the date hereof, in an amount representing more than 25% of the average daily trading volume of Common Stock on the date of the Transfer as reported by Bloomberg, LP.

Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Letter Agreement must be in writing and shall be given in accordance with the terms of the Assignment Agreement.

This Letter Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, letters and understandings relating to the subject matter hereof and are fully binding on the parties hereto.

This Letter Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. This Letter Agreement may be executed and accepted by facsimile or PDF signature and any such signature shall be of the same force and effect as an original signature.

The undersigned acknowledges that the execution, delivery and performance of this Letter Agreement is a material inducement to the Company to complete the transactions contemplated by the Assignment Agreement and the Company shall be entitled to specific performance of the undersigned’s obligations hereunder. The undersigned hereby represents that the undersigned has the power and authority to execute, deliver and perform this Letter Agreement, that the undersigned has received adequate consideration therefor and that the undersigned will indirectly benefit from the closing of the transactions contemplated by the Assignment Agreement.

This Letter Agreement shall be binding on successors and assigns of the undersigned with respect to the Restricted Securities and any such successor, assign or transferee of the Restricted Securities shall become a party to this Letter Agreement by executing and delivering a joinder agreement, in a form reasonably acceptable to the Company, for the benefit of the Company whereupon such successor, assign or transferee will be treated as a party for all purposes of this Letter Agreement. This Letter Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

This Letter Agreement may not be amended or modified except in writing signed by each of the parties hereto.

All questions concerning the construction, validity, enforcement and interpretation of this Letter Agreement shall be governed by the applicable provisions of the Assignment Agreement.

Each party hereto acknowledges that, in view of the uniqueness of the transactions contemplated by this Letter Agreement, the other party or parties hereto may not have an adequate remedy at law for money damages in the event that this Letter Agreement has not been performed in accordance with its terms, and therefore agrees that such other party or parties shall be entitled to seek specific enforcement of the terms hereof in addition to any other remedy it may seek, at law or in equity.

[SIGNATURE PAGE FOLLOWS]

This Letter Agreement may be executed in two or more counterparts, all of which when taken together may be considered one and the same agreement.

Name:

Address:

Acknowledged and Agreed:

BRAND ENGAGEMENT NETWORK INC.,
a Delaware corporation

By:
Name:	Paul Chang
Title:	Chief Executive Officer

Exhibit 10.3

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [****], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

WARRANT PURCHASE AGREEMENT

This WARRANT PURCHASE AGREEMENT (this “Agreement”) is made as of August 26, 2024 (the “Effective Date”), by and between Brand Engagement Network Inc., a Delaware corporation (the “Company”), and each warrantholder identified on the signature pages hereto (each, including its successors and assigns, a “Warrantholder” and collectively the “Warrantholders”). Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Purchase Agreement (defined below).

RECITALS

WHEREAS, concurrently with the execution of this Agreement, the Warrantholders and the Company have entered into a Share Assignment and Lock Up Release Agreement (the “Purchase Agreement”), dated as of the date hereof, pursuant to which the Warrantholders have agreed to transfer an aggregate of 960,000 shares of common stock of the Company par value $0.0001 per share (“Company Common Stock”) in exchange for a release of certain shares of Company Common Stock held by the Warrantholders from certain restrictions on transfer encumbering such shares of Company Common Stock; and

WHEREAS, as an inducement to enter into the Purchase Agreement, the Company desires to issue to each Warrantholder and each Warrantholder, severally and not jointly, desires to accept from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Warrantholder agree as follows:

1. Issuance of Warrants. In exchange for good and valuable consideration, the Company hereby agrees to issue to the Warrantholders, and each Warrantholder accepts as of the Effective Date, an aggregate 960,000 warrants to purchase Company Common Stock (the “Warrants”), with an exercise price of $5.00 per share (the “Exercise Price”) with an expiration period of five years from the date of issuance. The Company shall deliver to each Warrantholder its respective Warrants on the Effective Date, and the Company and each Warrantholder shall deliver the other items set forth in Section 6.1 of this Agreement. Settlement of the Common Warrants shall occur on the Effective Date, on which the Company shall issue the Warrants registered in each Warrantholder’s names and addresses on the books and records of the Company in the name and account of each Warrantholder, as applicable.

2. Representations and Warranties of the Company. As of the date hereof and as of the Closing Date, the Company represents and warrants to each Warrantholder, severally and not jointly. as follows:

2.1. Organization. The Company is an entity duly organized, validly existing and in good standing under the laws of Delaware.

2.2. Authority; Binding Effect. The Company has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent enforcement may be subject to (a) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting enforcement of creditors’ rights generally and (b) equitable limitations on the availability of specific remedies (whether considered in a proceeding in equity or at law) (collectively, the “Enforceability Exceptions”).

2.3. No Conflict or Violation. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, does or will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, or court which the Company is subject to and aware of, or any provision of its organizational documents or other similar governing instruments, or conflict with, violate or constitute a default under any agreement, instrument, order, judgment or decree to which the Company is a party or by which it is bound or (b) require any authorization, consent, approval or other order of, or declaration to or filing with, any governmental agency or body or other person.

2.4. No Litigation. There is no action, suit, proceeding, judgment, claim or investigation pending, or to the knowledge of the Company, threatened against the Company which could reasonably be expected in any manner to challenge or seek to prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement.

2.5. No Other Representations. Except for the representations and warranties contained in this Section 2, the Warrantholder acknowledges and agrees that neither the Company nor any of its affiliates has made or makes any other express, implied or statutory representation or warranty with respect to the Sale, including any representations or warranties as to the Company, its business, its future financial condition or results of operations, including with respect to any financial projections.

3. Representations and Warranties of the Warrantholder. As of the date hereof and the Closing Date, the Warrantholder hereby represents and warrants to the Company as follows:

3.1. Authority; Binding Effect. The Warrantholder has all requisite power and authority to enter into and perform this Agreement. The execution, delivery and performance by the Warrantholder of this Agreement have been duly authorized by all necessary action on the part of the Warrantholder. This Agreement has been duly executed and delivered by the Warrantholder and constitutes a legal, valid and binding obligation of the Warrantholder, enforceable against the Warrantholder in accordance with its terms, except to the extent enforcement may be subject to the Enforceability Exceptions.

3.2. No Conflict or Violation. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, does or will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, or court which the Warrantholder is subject to and aware of, or any provision of its organizational documents or other similar governing instruments, or conflict with, violate or constitute a default under any agreement, instrument, order, judgment or decree to which the Warrantholder is a party or by which it is bound or (b) require any authorization, consent, approval or other order of, or declaration to or filing with, any governmental agency or body or other person.

3.3. Accredited Investor. The Warrantholder is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

3.4. Transfer Restrictions. The Warrantholder understands that the Warrants have not been registered under the Securities Act, and agrees not to sell or otherwise dispose of the Warrants without registration under the Securities Act, or pursuant to an available exemption therefrom.

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3.5. No Other Representations. Except for the representations and warranties contained in this Section 3, the Company acknowledges and agrees that neither the Warrantholder nor any of its affiliates has made or makes any other express, implied or statutory representation or warranty with respect to the Sale, including any representations or warranties as to the Company, its business, its future financial condition or results of operations, including with respect to any financial projections.

3.6. Resales. The Warrantholder agrees and acknowledges that it will not, directly or indirectly, offer, transfer or sell any of the Warrants or the Warrant Shares to be issued upon exercise thereof, or solicit any offers to purchase or acquire any of the Warrants or the Warrant Shares to be issued upon exercise thereof, unless the transfer or sale is (i) pursuant to an effective registration statement under the Securities Act and the rules and regulations thereunder and has been registered under any applicable state securities or “blue sky” laws or (ii) pursuant to an exemption from registration under the Securities Act and all applicable state securities or “blue sky” laws.

3.7. No Amendment. Except to the extent contemplated by this Agreement or otherwise with the prior written consent of the Warrantholder, the Company agrees not to consent to any amendment or modification of, or waiver to, the terms of the Warrant Agreement at any time following the date of this Agreement and prior to the Closing Date.

4. Closing Conditions.

4.1. Obligations of the Warrantholder. The obligations of the Warrantholder to consummate the transactions contemplated hereby shall be subject to the satisfaction of the following conditions (unless waived in writing by the Warrantholder):

4.1.1. Performance. All agreements, covenants and obligations required by the terms of this Agreement to be performed and complied with by the Company on or before the Closing Date shall have been so performed or complied with in all respects.

4.1.2. Representations and Warranties. The representations and warranties of the Company set forth in Section 2 shall be true and correct in all material respects and in each case as of the Closing Date as though made at and as of such date, except to the extent that they expressly refer to an earlier or specific time, in which case they shall be true and correct in all material respects as of such time.

4.1.3. Warrant Agreement. The Warrant Agreement, substantially in the form attached hereto as Exhibit A, shall have been duly executed and delivered by the Company to the Warrantholder.

4.2. Obligations of the Company. The obligations of the Company to consummate the transactions contemplated hereby shall be subject to the satisfaction of the following conditions (unless waived in writing by the Company):

4.2.1. Performance. All agreements, covenants and obligations required by the terms of this Agreement to be performed and complied with by the Warrantholder on or before the Closing Date shall have been so performed or complied with in all respects.

4.2.2. Representations and Warranties. The representations and warranties of the Warrantholder set forth in Section 3 shall be true and correct in all material respects and in each case as of the Closing Date as though made at and as of such date, except to the extent that they expressly refer to an earlier or specific time, in which case they shall be true and correct in all material respects as of such time.

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5. Miscellaneous.

5.1. Registration Rights. The Company will take commercially reasonable efforts to file a Registration Statement on Form S-1 with the Securities and Exchange Commission covering the resale of the Warrant Shares within 20 days of the execution of this Agreement and will take commercially reasonable efforts to cause such registration statement to be declared effective as soon as possible thereafter.

5.2. Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered by email, with affirmative confirmation of receipt by Warrantholder and only if such affirmative confirmation is given, (iii) one business day after being sent, if sent by reputable, internationally recognized overnight courier service or (iv) three (3) business days after being mailed, if sent by registered or certified mail, prepaid and return receipt requested, in each case to the applicable party at the addresses on the signature pages below (or at such other address for a party as shall be specified by like notice).

5.3. Successors and Assigns. Subject to applicable securities laws and terms of this Agreement, this Agreement and the rights and obligations evidenced hereby shall inure to the benefit of the parties hereto and be binding upon their respective successors and permitted assigns.

5.4. Amendments and Waivers. The parties may waive or amend any provision of this Agreement if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Warrantholder and the Company, or in the case of an extension or waiver, by the party against whom the extension or waiver is to be effective. No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance.

5.5. Assignment. No party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other parties hereto; provided that the Warrantholder may assign any or all of its rights and obligations hereunder (including its rights and obligations to purchase any or all of the Warrants) to any other Warrantholder at any time prior to the Closing Date.

5.6. Fees and Expenses. All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the transactions contemplated by this Agreement are consummated.

5.7. Governing Law. This Agreement shall be governed by the laws of the State of New York, its rules of conflict of laws notwithstanding. The Company and the Warrantholder hereby agree and consent to be subject to the non-exclusive jurisdiction of any federal or state Court located in the Borough of Manhattan, in the City of New York in any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby, and to the jurisdiction of any direct appellate court therefrom. Each party hereby irrevocably consents to the service of any and all process in any such suit, action or proceeding by the delivery of such process to such party at the address and in the manner provided on the signature pages hereto.

5.8. Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION ARISING OUT OF, OR RELATING TO, THIS AGREEMENT (WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE).

5.9. Counterparts. This Agreement may be executed in two or more counterparts (including by means of facsimile or by scanned portable document format image), each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

5.10. Entire Agreement. This Agreement (including the Exhibits hereto) contains the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters.

* * * *

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IN WITNESS WHEREOF, the undersigned have caused this Warrant Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Brand Engagement Network Inc.		Address for Notice:

By:	/s/ Paul Chang	Brand Engagement Network Inc.
Name:	Paul Chang	145 E. Snow King Ave.
Title:	Chief Executive Officer	PO Box 1045
Jackson, WY 83001
With a copy to (which shall not constitute notice):		E-Mail: paul.chang@beninc.ai

Haynes and Boone LLP
2801 N. Harwood St. Suite 2300
Dallas, TX 75201
Attention: Matthew L. Fry, Esq.
Email: matt.fry@haynesboone.com

[Signature Page to Warrant Purchase Agreement]

[WARRANTHOLDER SIGNATURE PAGES TO WARRANT PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Warrant Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: Joseph C. Cohen Trust

Signature of Authorized Signatory of Purchaser:	/s/ Joseph Cohen

Name of Authorized Signatory: Joseph Cohen

Title of Authorized Signatory: Trustee

Email Address of Authorized Signatory: ****

Address for Notice to Purchaser: ****

Warrant Shares: 185,000

EIN/SSN: ****

[Signature Page to Warrant Purchase Agreement]

[WARRANTHOLDER SIGNATURE PAGES TO WARRANT PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Warrant Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: LionCompass, LLC

Signature of Authorized Signatory of Purchaser:	/s/ Patrick O. Nunally

Name of Authorized Signatory: Patrick O. Nunally

Title of Authorized Signatory: Partner

Email Address of Authorized Signatory: ****

Address for Notice to Purchaser: ****

Warrant Shares: 170,820

EIN/SSN: ****

[Signature Page to Warrant Purchase Agreement]

[WARRANTHOLDER SIGNATURE PAGES TO WARRANT PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Warrant Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: L5 Irrevocable Shareholder Trust

Signature of Authorized Signatory of Purchaser:	/s/ James D. Henderson Jr.

Name of Authorized Signatory: James D. Henderson Jr.

Title of Authorized Signatory: Trustee

Email Address of Authorized Signatory: ****

Address for Notice to Purchaser: ****

Warrant Shares: 486,180

EIN/SSN: ****

[Signature Page to Warrant Purchase Agreement]

[WARRANTHOLDER SIGNATURE PAGES TO WARRANT PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Warrant Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: Watch Out! Shareholder Trust

Signature of Authorized Signatory of Purchaser:	/s/ Blake Lucas

Name of Authorized Signatory: Blake Lucas

Title of Authorized Signatory: Trustee

Email Address of Authorized Signatory: ****

Address for Notice to Purchaser: ****

Warrant Shares: 118,000

EIN/SSN: ****

[Signature Page to Warrant Purchase Agreement]

EXHIBIT A

Form of Warrant Agreement

[Attached]

Exhibit A

Exhibit 10.4

LETTER AGREEMENT

August 26, 2024

Re:	Share Assignment and Lockup Release Agreement (the “Assignment Agreement”), dated August 26, 2024, by and among certain of the former members of DHC Sponsor, LLC, a Delaware limited liability company and certain other existing stockholders and affiliates of the Company listed on Exhibit A thereto (the “Sponsor Members” and each a “Sponsor Member”), the purchaser parties listed on Exhibit B thereto and (the “Purchaser Parties” and each a “Purchaser”), solely with respect to paragraphs 2, 3, 4 and 7 thereof, Brand Entertainment Network, Inc., a Delaware corporation (the “Company”).

Ladies and Gentlemen:

Defined terms not otherwise defined in this letter agreement (the “Letter Agreement”) shall have the meanings set forth in the Assignment Agreement. Pursuant to Section 6 of the Assignment Agreement and in satisfaction of a condition of the Company’s obligations under the Assignment Agreement, the undersigned irrevocably agrees with the Company that, from the date hereof, until the earliest of (A) March 14, 2025 and (B) the date on which the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of the Company’s shareholders having the right to exchange their shares of Common Stock, par value $0.0001 (“Common Stock”), of the Company, for cash, securities or other property (the “Lock-up Period”), the Sponsor Members agree that they shall not (a) sell, offer to sell, contract or enter into an agreement to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or enter into an agreement to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder with respect to, any security, (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) publicly announce any intention to effect any transaction specified in clause (a) or (b) (each of the foregoing a “Transfer”), any Common Stock of the Company or Common Stock of the Company underlying any convertible securities or securities exercisable for Common Stock of the Company (the “Restricted Securities”) held by such Sponsor Member on the date hereof, in an amount representing more than 25% of the average daily trading volume of Common Stock on the date of the Transfer as reported by Bloomberg, LP.

Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Letter Agreement must be in writing and shall be given in accordance with the terms of the Assignment Agreement.

This Letter Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, letters and understandings relating to the subject matter hereof and are fully binding on the parties hereto.

This Letter Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. This Letter Agreement may be executed and accepted by facsimile or PDF signature and any such signature shall be of the same force and effect as an original signature.

The undersigned acknowledges that the execution, delivery and performance of this Letter Agreement is a material inducement to the Company to complete the transactions contemplated by the Assignment Agreement and the Company shall be entitled to specific performance of the undersigned’s obligations hereunder. The undersigned hereby represents that the undersigned has the power and authority to execute, deliver and perform this Letter Agreement, that the undersigned has received adequate consideration therefor and that the undersigned will indirectly benefit from the closing of the transactions contemplated by the Assignment Agreement.

This Letter Agreement shall be binding on successors and assigns of the undersigned with respect to the Restricted Securities and any such successor, assign or transferee of the Restricted Securities shall become a party to this Letter Agreement by executing and delivering a joinder agreement, in a form reasonably acceptable to the Company, for the benefit of the Company whereupon such successor, assign or transferee will be treated as a party for all purposes of this Letter Agreement. This Letter Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

This Letter Agreement may not be amended or modified except in writing signed by each of the parties hereto.

All questions concerning the construction, validity, enforcement and interpretation of this Letter Agreement shall be governed by the applicable provisions of the Assignment Agreement.

Each party hereto acknowledges that, in view of the uniqueness of the transactions contemplated by this Letter Agreement, the other party or parties hereto may not have an adequate remedy at law for money damages in the event that this Letter Agreement has not been performed in accordance with its terms, and therefore agrees that such other party or parties shall be entitled to seek specific enforcement of the terms hereof in addition to any other remedy it may seek, at law or in equity.

[SIGNATURE PAGE FOLLOWS]

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This Letter Agreement may be executed in two or more counterparts, all of which when taken together may be considered one and the same agreement.

Name:

Address:

Acknowledged and Agreed:

BRAND ENGAGEMENT NETWORK INC.,
a Delaware corporation

By:
Name:	Paul Chang
Title:	Chief Executive Officer

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Exhibit 10.5

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [****], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

STANDBY EQUITY PURCHASE AGREEMENT

THIS STANDBY EQUITY PURCHASE AGREEMENT (this “Agreement”) dated as of August 26, 2024, is made by and between YA II PN, LTD., a Cayman Islands exempt limited company (the “Investor”), and BRAND ENGAGEMENT NETWORK INC., a company incorporated under the laws of the State of Delaware (the “Company”).

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall have the right to issue and sell to the Investor, from time to time as provided herein, and the Investor shall purchase from the Company, up to $50 million of the Company’s shares of common stock, par value $0.0001 per share (the “Common Shares”); and

WHEREAS, the Common Shares are listed for trading on The Nasdaq Stock Market LLC under the symbol “BNAI;” and

WHEREAS, the offer and sale of the Common Shares issuable hereunder will be made in reliance upon Section 4(a)(2) under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the transactions to be made hereunder.

WHEREAS, in consideration of the Investor’s execution and delivery of this Agreement, the Company shall issue to the Investor the Commitment Shares pursuant to and in accordance with Section 12.04.

NOW, THEREFORE, the Parties hereto agree as follows:

Article I. Certain Definitions

“Additional Shares” shall have the meaning set forth in Section 2.01(d)(ii).

“Adjusted Advance Amount” shall have the meaning set forth in Section 2.01(d)(i).

“Advance” shall mean any issuance and sale of Advance Shares by the Company to the Investor pursuant to Article II hereof.

“Advance Date” shall mean the first Trading Day after expiration of the applicable Pricing Period for each Advance.

“Advance Notice” shall mean a written notice in the form of Exhibit A attached hereto to the Investor executed by an officer of the Company and setting forth the number of Common Shares that the Company desires to issue and sell to the Investor.

“Advance Notice Date” shall mean each date the Company is deemed to have delivered (in accordance with Section 2.01(b)) an Advance Notice to the Investor, subject to the terms of this Agreement.

“Advance Shares” shall mean the Common Shares that the Company shall issue and sell to the Investor pursuant to an Advance Notice delivered in accordance with the terms of this Agreement.

“Affiliate” shall have the meaning set forth in Section 3.07.

“Agreement” shall have the meaning set forth in the preamble of this Agreement.

“Applicable Laws” shall mean all applicable laws, statutes, rules, regulations, orders, decrees, rulings, injunctions, executive orders, directives, policies, guidelines and codes having the force of law, whether local, national, or international, as amended from time to time, including without limitation (i) all applicable laws that relate to money laundering, terrorist financing, financial record keeping and reporting, (ii) all applicable laws that relate to anti-bribery, anti-corruption, books and records and internal controls, including the United States Foreign Corrupt Practices Act of 1977, and (iii) any Sanctions laws.

“Average Price” shall mean a price per Share equal to the quotient obtained by dividing (i) the aggregate gross purchase price paid by the Investor for all Shares purchased pursuant to this Agreement, by (ii) the aggregate number of Shares issued pursuant to this Agreement.

“Black Out Period” shall have the meaning set forth in Section 6.01(e).

“Business Day” shall mean any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by Applicable Law to close.

“Closing” shall have the meaning set forth in Section 2.02.

“Commitment Amount” shall mean $50,000,000 of Common Shares.

“Commitment Fee” shall have the meaning set forth in Section 12.04.

“Commitment Period” shall mean the period commencing on the Effective Date and expiring upon the date of termination of this Agreement in accordance with Section 10.01.

“Commitment Shares” shall have the meaning set forth in Section 12.04.

“Common Shares” shall have the meaning set forth in the recitals of this Agreement.

“Company” shall have the meaning set forth in the preamble of this Agreement.

“Company Indemnitees” shall have the meaning set forth in Section 5.02.

“Condition Satisfaction Date” shall have the meaning set forth in Section 7.01.

“Current Report” shall have the meaning set forth in Section 6.12.

“Daily Traded Amount” shall mean the daily trading volume of the Common Shares on the Principal Market during regular trading hours as reported by Bloomberg L.P.

“Effective Date” shall mean the date hereof.

“Environmental Laws” shall have the meaning set forth in Section 4.13.

“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Cap” shall have the meaning set forth in Section 2.01(c)(iii).

“Excluded Day” shall have the meaning set forth in Section 2.01(d)(i).

“GAAP” shall have the meaning set forth in Section 4.06.

“Hazardous Materials” shall have the meaning set forth in Section 4.13.

“Indemnified Liabilities” shall have the meaning set forth in Section 5.01.

“Investor” shall have the meaning set forth in the preamble of this Agreement.

“Investor Indemnitees” shall have the meaning set forth in Section 5.01.

“Market Price” shall mean an Option 1 Market Price or Option 2 Market Price, as applicable.

“Material Adverse Effect” shall mean any event, occurrence or condition that has had or would reasonably be expected to have (i) a material adverse effect on the legality, validity or enforceability of this Agreement or the transactions contemplated herein, (ii) a material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement.

“Material Outside Event” shall have the meaning set forth in Section 6.08.

“Maximum Advance Amount” means 100% of the average Daily Traded Amount during the 5 Trading Days immediately preceding an Advance Notice Date.

“Minimum Acceptable Price” or “MAP” shall mean the minimum price notified by the Company to the Investor in each Advance Notice selecting an Option 2 Pricing Period, if any.

“Nasdaq” shall mean The Nasdaq Stock Market LLC.

“OFAC” shall have the meaning set forth in Section 4.30.

“Option 1 Market Price” shall mean the VWAP of the Common Shares during the Option 1 Pricing Period.

“Option 2 Market Price” shall mean the lowest daily VWAP of the Common Shares during the Option 2 Pricing Period.

“Option 1 Pricing Period” shall mean the period on the applicable Advance Notice Date with respect to an Advance Notice selecting an Option 1 Pricing Period commencing (i) if submitted to Investor prior to 9:00 a.m. Eastern Time on a Trading Day, the open of trading on such day or (ii) if submitted to Investor after 9:00 a.m. Eastern Time on a Trading Day, upon receipt by the Company of written confirmation (which may be by e-mail) of acceptance of such Advance Notice by the Investor (or the open of regular trading hours, if later), and which confirmation shall specify such commencement time, and, in either case, ending on 4:00 p.m. New York City time on the applicable Advance Notice Date.

“Option 2 Pricing Period” shall mean the three consecutive Trading Days commencing on the Advance Notice Date.

“Ownership Limitation” shall have the meaning set forth in Section 2.01(c)(i).

“Party” or “Parties” means a party or the parties to this Agreement, except as the context may otherwise require.

“Person” shall mean an individual, a corporation, a partnership, a limited liability company, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Plan of Distribution” shall mean the section of a Registration Statement disclosing the plan of distribution of the Shares.

“Pricing Period” shall mean the Option 1 Pricing Period or Option 2 Pricing Period, as applicable.

“Principal Market” shall mean the Nasdaq Capital Market; provided however, that in the event the Common Shares are ever listed or traded on the Nasdaq Global Select Market, the Nasdaq Global Market, the New York Stock Exchange, or the NYSE American, then the “Principal Market” shall mean such other market or exchange on which the Common Shares are then listed or traded to the extent such other market or exchange is the principal trading market or exchange for the Common Shares.

“Prospectus” shall mean any prospectus (including, without limitation, all amendments and supplements thereto) used by the Company in connection with a Registration Statement.

“Prospectus Supplement” shall mean any prospectus supplement to a Prospectus filed with the SEC from time to time pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein, including, without limitation, any prospectus supplement to be filed in accordance with Section 6.01 hereof.

“Purchase Price” shall mean the price per Advance Share obtained by multiplying the Market Price by (i) 96% in respect of an Advance Notice with an Option 1 Pricing Period or (ii) 97% in respect of an Advance Notice with an Option 2 Pricing Period

“Registrable Securities” shall mean (i) the Shares and (ii) any securities issued or issuable with respect to the Shares by way of exchange, stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise.

“Registration Limitation” shall have the meaning set forth in Section 2.01(c)(ii).

“Registration Statement” shall mean a registration statement on Form S-1 or Form S-3 or on such other form promulgated by the SEC for which the Company then qualifies and which counsel for the Company shall deem appropriate, and which form shall be available for the registration of the resale by the Investor of the Registrable Securities under the Securities Act, which registration statement provides for the resale from time to time of the Shares as provided herein.

“Regulation D” shall mean the provisions of Regulation D promulgated under the Securities Act.

“Sanctions” shall have the meaning set forth in Section 4.30.

“Sanctioned Countries” shall have the meaning set forth in Section 4.30.

“SEC” shall mean the U.S. Securities and Exchange Commission.

“SEC Documents” shall have the meaning set forth in Section 4.05.

“Securities Act” shall have the meaning set forth in the recitals of this Agreement.

“Settlement Document” shall have the meaning set forth in Section 2.02(a).

“Shares” shall mean the Commitment Shares and the Common Shares to be issued from time to time hereunder pursuant to an Advance.

“Subsidiaries” shall mean any Person in which the Company, directly or indirectly, (x) owns a majority of the outstanding capital stock or holds a majority of the equity or similar interest of such Person or (y) controls or operates all or substantially all of the business, operations or administration of such Person, and the foregoing are collectively referred to herein as “Subsidiaries.”

“Trading Day” shall mean any day during which the Principal Market shall be open for business.

“Transaction Documents” shall have the meaning set forth in Section 4.02.

“Volume Threshold” shall mean a number of Common Shares equal to the quotient of (a) the number of Advance Shares requested by the Company in an Advance Notice divided by (b) 0.30.

“VWAP” shall mean, for a specified period, the volume weighted average price of the Common Shares on the Principal Market, for such period as reported by Bloomberg L.P. through its “AQR” function.

Article II. Advances

Section 2.01 Advances; Mechanics. Upon the terms and subject to the conditions of this Agreement, during the Commitment Period, the Company, at its sole discretion, shall have the right, but not the obligation, to issue and sell to the Investor, and the Investor shall purchase from the Company, Advance Shares by the delivery to the Investor of Advance Notices on the following terms:

(a)	Advance Notice. At any time during the Commitment Period, the Company may require the Investor to purchase Shares by delivering an Advance Notice to the Investor, subject to the satisfaction or waiver by the Investor of the conditions set forth in Section 7.01, and in accordance with the following provisions:

(i)	The Company shall, in its sole discretion, select the number of Advance Shares, not to exceed the Maximum Advance Amount, it desires to issue and sell to the Investor in each Advance Notice and the time it desires to deliver each Advance Notice and the Pricing Period to be used.

(ii)	There shall be no mandatory minimum Advances and no non-usages fee for not utilizing the Commitment Amount or any part thereof.

(b)	Date of Delivery of Advance Notice. Advance Notices shall be delivered in accordance with the instructions set forth on the bottom of Exhibit A attached hereto. An Advance Notice selecting an Option 1 Pricing Period shall only be delivered on a Trading Day and shall be deemed delivered on the day such notice is received by e-mail. An Advance Notice selecting an Option 2 Pricing Period shall be deemed delivered on (i) the day it is received by the Investor if such notice is received by e-mail at or before 9:00 a.m. New York City time (or at such later time if agreed to by the Investor in its sole discretion), or (ii) the immediately succeeding day if it is received by e-mail after 9:00 a.m. New York City time. Upon receipt of an Advance Notice, the Investor shall promptly (and, with respect to an Advance Notice selecting an Option 1 Pricing Period, in no event more than one-half hour after receipt) provide written confirmation (which may be by e-mail) of receipt of such Advance Notice, and which confirmation, in the case of an Advance Notice selecting an Option 1 Pricing Period, shall specify the commencement time of the Option 1 Pricing Period.

(c)	Advance Limitations. Regardless of the number of Advance Shares requested by the Company in the Advance Notice, the final number of Advance Shares to be issued and sold pursuant to an Advance Notice shall be reduced (if at all) in accordance with each of the following limitations:

(i)	Ownership Limitation; Commitment Amount. At the request of the Company, the Investor shall inform the Company of the number of shares the Investor beneficially owns. Notwithstanding anything to the contrary contained in this Agreement, the Investor shall not be obligated to purchase or acquire, and shall not purchase or acquire, any Common Shares under this Agreement which, when aggregated with all other Common Shares beneficially owned by the Investor and its Affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder), would result in the beneficial ownership by the Investor and its Affiliates (on an aggregated basis) of a number of Common Shares exceeding 4.99% of the then-outstanding voting power or number of Common Shares (the “Ownership Limitation”). Upon the written request of the Investor, the Company shall promptly (but no later than the next Business Day on which the transfer agent for the Common Shares is open for business) confirm orally or in writing to the Investor the number of Common Shares then outstanding. In connection with each Advance Notice delivered by the Company, any portion of the Advance that would (i) cause the Investor to exceed the Ownership Limitation or (ii) cause the aggregate number of Shares issued and sold to the Investor hereunder to exceed the Commitment Amount shall automatically be withdrawn with no further action required by the Company, and such Advance Notice shall be deemed automatically modified to reduce the number of Advance Shares requested by an amount equal to such withdrawn portion; provided, that in the event of any such automatic withdrawal and automatic modification, the Investor will promptly notify the Company of such event.

(ii)	Registration Limitation. In no event shall an Advance exceed the amount of Common Shares registered in respect of the transactions contemplated hereby under the Registration Statement then in effect (the “Registration Limitation”). In connection with each Advance Notice, any portion of an Advance that would exceed the Registration Limitation shall automatically be withdrawn with no further action required by the Company and such Advance Notice shall be deemed automatically modified to reduce the aggregate amount of the requested Advance by an amount equal to such withdrawn portion; provided, that in the event of any such automatic withdrawal and automatic modification, the Investor will promptly notify the Company of such event.

(iii)	Compliance with Rules of Principal Market. Notwithstanding anything to the contrary herein, the Company shall not effect any sales under this Agreement and the Investor shall not have the obligation to purchase Common Shares under this Agreement to the extent (but only to the extent) that, after giving effect to such purchase and sale, the aggregate number of Common Shares issued under this Agreement would exceed 7,235,533 (representing 19.99% of the aggregate amount of Common Shares issued and outstanding as of the date of this Agreement and subject to adjustment for any stock splits, combinations or the like), calculated in accordance with the rules of the Principal Market, which number shall be reduced, on a share-for-share basis, by the number of Common Shares issued or issuable pursuant to any transaction or series of transactions that may be aggregated with the transactions contemplated by this Agreement under the applicable rules of the Principal Market (such maximum number of shares, the “Exchange Cap”) provided that, the Exchange Cap will not apply if (a) the Company’s stockholders have approved issuances in excess of the Exchange Cap in accordance with the rules of the Principal Market or (b) the Average Price of all applicable sales of Common Shares hereunder (including any sales covered by an Advance Notice that has been delivered prior to the determination of whether this clause (b) applies) equals or exceeds $1.78 per share (which represents the lower of (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the Effective Date and (ii) the average Nasdaq Official Closing Price for the five Trading Days immediately preceding the Effective Date). In connection with each Advance Notice, any portion of an Advance that would exceed the Exchange Cap shall automatically be withdrawn with no further action required by the Company or the Investor, and such Advance Notice shall be deemed automatically modified to reduce the aggregate amount of the requested Advance by an amount equal to such withdrawn portion in respect of each Advance Notice.

(iv)	Volume Threshold. In connection with an Advance Notice, if the total number of Common Shares traded on the Principal Market during the applicable Pricing Period is less than the Volume Threshold, then the number of Advance Shares issued and sold pursuant to such Advance Notice shall be reduced to the greater of (a) 30% of the trading volume of the Common Shares on the Principal Market during such Pricing Period as reported by Bloomberg L.P., or (b) the number of Common Shares sold by the Investor during such Pricing Period, but in each case not to exceed the amount requested in the Advance Notice.

(d)	Minimum Acceptable Price.

(i)	With respect to each Advance Notice selecting an Option 2 Pricing Period, the Company may notify the Investor of the MAP with respect to such Advance by indicating a MAP on such Advance Notice. If no MAP is specified in an Advance Notice, then no MAP shall be in effect in connection with such Advance. Each Trading Day during an Option 2 Pricing Period for which (A) with respect to each Advance Notice with a MAP, the VWAP of the Common Shares is below the MAP in effect with respect to such Advance Notice or (B) there is no VWAP (each such day, an “Excluded Day”), shall result in an automatic reduction to the number of Advance Shares set forth in such Advance Notice by one third (1/3) (the resulting amount of each Advance being the “Adjusted Advance Amount”), and each Excluded Day shall be excluded from the Option 2 Pricing Period for purposes of determining the Market Price.

(ii)	The total Advance Shares in respect of each Advance with any Excluded Day(s) (after reductions have been made to arrive at the Adjusted Advance Amount) shall be automatically increased by a number of Common Shares (the “Additional Shares”) equal to the greater of (a) the number of Common Shares sold by the Investor on such Excluded Day(s), if any, and (b) such number of Common Shares elected to be subscribed for by the Investor, and the subscription price per share for each Additional Share shall be equal to the MAP in effect with respect to such Advance Notice multiplied by 97%, provided that this increase shall not cause the total Advance Shares to exceed the amount set forth in the applicable Advance Notice or any limitations set forth in Section 2.01(c).

(e)	Unconditional Contract. Notwithstanding any other provision in this Agreement, the Company and the Investor acknowledge and agree that upon the Investor’s receipt of a valid Advance Notice from the Company, the Parties shall be deemed to have entered into an unconditional contract binding on both Parties for the purchase and sale of the applicable number of Advance Shares pursuant to such Advance Notice in accordance with the terms of this Agreement and (i) subject to Applicable Laws and (ii) subject to the terms of Section 3.08, the Investor may sell Common Shares during the Pricing Period for such Advance Notice (including with respect to any Advance Shares subject to such Pricing Period).

Section 2.02 Closings. The closing of each Advance and each sale and purchase of Advance Shares (each, a “Closing”) shall take place as soon as practicable on or after each Advance Date in accordance with the procedures set forth below. The Parties acknowledge that the Purchase Price is not known at the time the Advance Notice is delivered (at which time the Investor is irrevocably bound) but shall be determined on each Closing based on the daily prices of the Common Shares that are the inputs to the determination of the Purchase Price as set forth further below. In connection with each Closing, the Company and the Investor shall fulfill each of its obligations as set forth below:

(a)	On each Advance Date, the Investor shall deliver to the Company a written document, in the form attached hereto as Exhibit B (each a “Settlement Document”), setting forth the final number of Shares to be purchased by the Investor (taking into account any adjustments pursuant to Section 2.01), the Market Price, the Purchase Price, the aggregate proceeds to be paid by the Investor to the Company, and a report by Bloomberg, L.P. indicating the VWAP for each of the Trading Days during the Pricing Period (or, if not reported on Bloomberg, L.P., another reporting service reasonably agreed to by the parties), in each case in accordance with the terms and conditions of this Agreement.

(b)	Promptly after receipt of the Settlement Document with respect to each Advance (and, in any event, not later than one Trading Day after such receipt), the Company will, or will cause its transfer agent to, electronically transfer such number of Advance Shares to be purchased by the Investor (as set forth in the Settlement Document) by crediting the Investor’s account or its designee’s account at the Depository Trust Company through its Deposit Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto, and transmit notification to the Investor that such share transfer has been requested. Promptly upon receipt of such notification, the Investor shall pay to the Company the aggregate purchase price of the Shares (as set forth in the Settlement Document) in cash in immediately available funds to an account designated by the Company in writing and transmit notification to the Company that such funds transfer has been requested. No fractional shares shall be issued, and any fractional shares that would otherwise be issued in connection with an Advance shall be rounded to the next higher whole number of shares. To facilitate the transfer of the Common Shares by the Investor, the Common Shares will not bear any restrictive legends so long as there is an effective Registration Statement covering the resale of such Common Shares (it being understood and agreed by the Investor that notwithstanding the lack of restrictive legends, the Investor may only sell such Common Shares pursuant to the Plan of Distribution set forth in the Prospectus included in the applicable Registration Statement and otherwise in compliance with the requirements of the Securities Act (including any applicable prospectus delivery requirements) or pursuant to an available exemption).

(c)	On or prior to the Advance Date, each of the Company and the Investor shall deliver to the other all documents, instruments and writings expressly required to be delivered by either of them pursuant to this Agreement in order to implement and effect the transactions contemplated herein.

(d)	Notwithstanding anything to the contrary in this Agreement, if on any day during the Pricing Period (i) the Company notifies the Investor that a Material Outside Event has occurred, or (ii) the Company notifies the Investor of a Black Out Period, the parties agree that the pending Advance shall end and the final number of Advance Shares to be purchased by the Investor at the Closing for such Advance shall be equal to the number of Common Shares sold by the Investor during the applicable Pricing Period prior to the notification from the Company of a Material Outside Event or Black Out Period.

Section 2.03 Hardship.

(a)	In the event the Investor sells Common Shares after receipt of an Advance Notice and the Company fails to perform its obligations as mandated in Section 2.02, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Article V hereto and in addition to any other remedy to which the Investor is entitled at law or in equity, including, without limitation, specific performance, it will hold the Investor harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and acknowledges that irreparable damage may occur in the event of any such default. It is accordingly agreed that the Investor shall be entitled to an injunction or injunctions to prevent such breaches of this Agreement and to specifically enforce (subject to Applicable Laws and the rules of the Principal Market), without the posting of a bond or other security, the terms and provisions of this Agreement.

(b)	In the event the Company provides an Advance Notice and the Investor fails to perform its obligations as mandated in Section 2.02, the Investor agrees that in addition to and in no way limiting the rights and obligations set forth in Article V hereto and in addition to any other remedy to which the Company is entitled at law or in equity, including, without limitation, specific performance, it will hold the Company harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Investor and acknowledges that irreparable damage may occur in the event of any such default. It is accordingly agreed that the Company shall be entitled to an injunction or injunctions to prevent such breaches of this Agreement and to specifically enforce (subject to the Securities Act and other rules of the Principal Market), without the posting of a bond or other security, the terms and provisions of this Agreement.

Section 2.04 Completion of Resale Pursuant to the Registration Statement. After the Investor has purchased the full Commitment Amount and has completed the subsequent resale of the full Commitment Amount pursuant to the Registration Statement, Investor will notify the Company in writing (which may be by e-mail) that all subsequent resales are completed and the Company will be under no further obligation to maintain the effectiveness of the Registration Statement.

Article III. Representations and Warranties of the Investor

The Investor represents and warrants to the Company, as of the date hereof, as of each Advance Notice Date and as of each Advance Date that:

Section 3.01 Organization and Authorization. The Investor is duly organized, validly existing and in good standing under the laws of the Cayman Islands and has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and to purchase or acquire Shares in accordance with the terms hereof. The decision to invest and the execution and delivery of this Agreement by the Investor, the performance by the Investor of its obligations hereunder and the consummation by the Investor of the transactions contemplated hereby have been duly authorized and require no other proceedings on the part of the Investor. The undersigned has the right, power and authority to execute and deliver this Agreement and all other instruments on behalf of the Investor or its shareholders. This Agreement has been duly executed and delivered by the Investor and, assuming the execution and delivery hereof and acceptance thereof by the Company, will constitute the legal, valid and binding obligations of the Investor, enforceable against the Investor in accordance with its terms.

Section 3.02 Evaluation of Risks. The Investor has such knowledge and experience in financial, tax and business matters as to be capable of evaluating the merits and risks of, and bearing the economic risks entailed by, an investment in the Common Shares of the Company and of protecting its interests in connection with the transactions contemplated hereby. The Investor acknowledges and agrees that its investment in the Company involves a high degree of risk, and that the Investor may lose all or a part of its investment.

Section 3.03 No Legal, Investment or Tax Advice from the Company. The Investor acknowledges that it had the opportunity to review this Agreement and the transactions contemplated by this Agreement with its own legal counsel and investment and tax advisors. The Investor is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of the Company’s representatives or agents for legal, tax, investment or other advice with respect to the Investor’s acquisition of Common Shares hereunder, the transactions contemplated by this Agreement or the laws of any jurisdiction, and the Investor acknowledges that the Investor may lose all or a part of its investment.

Section 3.04 Investment Purpose. The Investor is acquiring the Common Shares for its own account, for investment purposes and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under or exempt from the registration requirements of the Securities Act; provided, however, that by making the representations herein, the Investor does not agree, or make any representation or warranty, to hold any of the Shares for any minimum or other specific term and reserves the right to dispose of the Shares at any time in accordance with, or pursuant to, a Registration Statement filed pursuant to this Agreement or an applicable exemption under the Securities Act. The Investor does not presently have any agreement or understanding, directly or indirectly, with any Person to sell or distribute any of the Shares. The Investor acknowledges that it will be disclosed as an “underwriter” and a “selling stockholder” in each Registration Statement and in any prospectus contained therein to the extent required by applicable law and to the extent the prospectus is related to the resale of Registrable Securities.

Section 3.05 Accredited Investor. The Investor is an “Accredited Investor” as that term is defined in Rule 501(a)(3) of Regulation D.

Section 3.06 Information. The Investor and its advisors (and its counsel), if any, have been furnished with all materials relating to the business, finances and operations of the Company and information the Investor deemed material to making an informed investment decision. The Investor and its advisors (and its counsel), if any, have been afforded the opportunity to ask questions of the Company and its management and have received answers to such questions. Neither such inquiries nor any other due diligence investigations conducted by such Investor or its advisors (and its counsel), if any, or its representatives shall modify, amend or affect the Investor’s right to rely on the Company’s representations and warranties contained in this Agreement. The Investor acknowledges and agrees that the Company has not made to the Investor, and the Investor acknowledges and agrees it has not relied upon, any representations and warranties of the Company, its employees or any third party other than the representations and warranties of the Company contained in this Agreement. The Investor understands that its investment involves a high degree of risk. The Investor has sought such accounting, legal and tax advice, as it has considered necessary to make an informed investment decision with respect to the transactions contemplated hereby.

Section 3.07 Not an Affiliate. The Investor is not an officer, director or a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with the Company or any “Affiliate” of the Company (as that term is defined in Rule 405 promulgated under the Securities Act).

Section 3.08 No Prior Short Sales. At no time prior to the date of this Agreement has the Investor, its sole member, any of their respective officers, or any entity managed or controlled by the Investor or its sole member, engaged in or effected, in any manner whatsoever, directly or indirectly, for its own principal account, any (i) “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Common Shares or (ii) hedging transaction, in either case which establishes a net short position with respect to the Common Shares that remains in effect as of the date of this Agreement.

Section 3.09 General Solicitation. Neither the Investor, nor any of its affiliates, nor any person acting on its or their behalf, has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Common Shares by the Investor.

Article IV. Representations and Warranties of the Company

Except as set forth in the SEC Documents, the Company represents and warrants to the Investor that, as of the date hereof, each Advance Notice Date and each Advance Date (other than representations and warranties which address matters only as of a certain date, which shall be true and correct as written as of such certain date):

Section 4.01 Organization and Qualification. Each of the Company and its Subsidiaries is an entity duly organized and validly existing under the laws of their respective jurisdiction of organization, and has the requisite power and authority to own its properties and to carry on its business as now being conducted. Each of the Company and its Subsidiaries is duly qualified to do business and is in good standing (to the extent applicable) in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.

Section 4.02 Authorization, Enforcement, Compliance with Other Instruments. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents and to issue the Shares in accordance with the terms hereof and thereof. The execution and delivery by the Company of this Agreement and the other Transaction Documents, and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Common Shares) have been or (with respect to consummation) will be duly authorized by the Company’s board of directors and no further consent or authorization will be required by the Company, its board of directors or its shareholders. This Agreement and the other Transaction Documents to which the Company is a party have been (or, when executed and delivered, will be) duly executed and delivered by the Company and, assuming the execution and delivery thereof and acceptance by the Investor, constitute (or, when duly executed and delivered, will be) the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or other laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law. “Transaction Documents” means, collectively, this Agreement and each of the other agreements and instruments entered into or delivered by any of the parties hereto in connection with the transactions contemplated hereby and thereby, as may be amended from time to time.

Section 4.03 Authorization of the Shares. The Shares to be issued under this Agreement have been, or with respect to Shares to be purchased by the Investor pursuant to an Advance Notice, will be, when issued and delivered pursuant to the terms approved by the board of directors of the Company or a duly authorized committee thereof, or a duly authorized executive committee, against payment therefor as provided herein, duly and validly authorized and issued and fully paid and nonassessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, including any statutory or contractual preemptive rights, resale rights, rights of first refusal or other similar rights, and will be registered pursuant to Section 12 of the Exchange Act. The Shares, when issued, will conform to the description thereof set forth in or incorporated into the Prospectus.

Section 4.04 No Conflict. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Common Shares) will not (i) result in a violation of the certificate of incorporation or other organizational documents of the Company or its Subsidiaries (with respect to consummation, as the same may be amended prior to the date on which any of the transactions contemplated hereby are consummated), (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or its Subsidiaries or by which any property or asset of the Company or its Subsidiaries is bound or affected except, in the case of clause (ii) or (iii) above, to the extent such violations that would not reasonably be expected to have a Material Adverse Effect.

Section 4.05 SEC Documents; Financial Statements. Since July 1, 2023, the Company has timely filed (giving effect to permissible extensions in accordance with Rule 12b-25 under the Exchange Act) all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the Exchange Act, including, without limitation, the Current Report, each Registration Statement, as the same may be amended from time to time, the Prospectus contained therein and each Prospectus Supplement thereto, and all information contained in such filings and all documents and disclosures that have been or may in the future be incorporated by reference therein (all such documents hereinafter referred to as the “SEC Documents”). The Company has delivered or made available to the Investor through the SEC’s website at http://www.sec.gov, true and complete copies of the SEC Documents, as applicable. Except as disclosed in amendments or subsequent filings to the SEC Documents, as of its filing date (or, if amended or superseded by a filing prior to the date hereof, on the date of such amended or superseded filing), each SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and did not contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Section 4.06 Financial Statements. The consolidated financial statements of the Company included or incorporated by reference in the SEC Documents, together with the related notes and schedules, present fairly, in all material respects, the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and the consolidated results of operations, cash flows and changes in stockholders’ equity of the Company for the periods specified and have been prepared in compliance with the requirements of the Securities Act and Exchange Act and in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis (except for (i) such adjustments to accounting standards and practices as are noted therein, (ii) in the case of unaudited interim financial statements, to the extent such financial statements may not include footnotes required by GAAP or may be condensed or summary statements and (iii) such adjustments which are not material, either individually or in the aggregate) during the periods involved; the other financial and statistical data with respect to the Company and the Subsidiaries contained or incorporated by reference in the SEC Documents are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the SEC Documents that are not included or incorporated by reference as required; the Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the SEC Documents (excluding the exhibits thereto); and all disclosures contained or incorporated by reference in the SEC Documents regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the SEC Documents fairly presents the information called for in all material respects and has been prepared in accordance with the SEC’s rules and guidelines applicable thereto.

Section 4.07 Registration Statement and Prospectus. Each Registration Statement and the offer and sale of Shares as contemplated hereby, if and when filed, will meet the requirements of Rule 415 under the Securities Act and comply in all material respects with said Rule. Any statutes, regulations, contracts or other documents that are required to be described in a Registration Statement or a Prospectus, or any amendment or supplement thereto, or to be filed as exhibits to a Registration Statement have been so described or filed. Copies of each Registration Statement, any Prospectus, and any such amendments or supplements thereto and all documents incorporated by reference therein that were filed with the Commission on or prior to the date of this Agreement have been delivered, or are available through EDGAR, to the Investor and its counsel. The Company has not distributed and, prior to the later to occur of each Advance Date and completion of the distribution of the Shares, will not distribute any offering material in connection with the offering or sale of the Shares other than a Registration Statement, the Prospectus contained therein, and each other prospectus supplement.

Section 4.08 No Misstatement or Omission. Each Registration Statement, when it became or becomes effective, and any Prospectus, on the date of such Prospectus or any amendment or supplement thereto, conformed and will conform in all material respects with the requirements of the Securities Act. At each Advance Date, the Registration Statement, and the Prospectus, as of such date, will conform in all material respects with the requirements of the Securities Act. Each Registration Statement, when it became or becomes effective, did not, and will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Each Prospectus did not, or will not, include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The documents incorporated by reference in a Prospectus or any Prospectus Supplement did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact required to be stated in such document or necessary to make the statements in such document, in light of the circumstances under which they were made, not misleading. The foregoing shall not apply to statements in, or omissions from, any such document made in reliance upon, and in conformity with, information furnished to the Company by the Investor specifically for use in the preparation thereof.

Section 4.09 Conformity with Securities Act and Exchange Act. Each Registration Statement, each Prospectus, or any amendment or supplement thereto, and the documents incorporated by reference in each Registration Statement, Prospectus or any amendment or supplement thereto, when such documents were or are filed with the SEC under the Securities Act or the Exchange Act or became or become effective under the Securities Act, as the case may be, conformed or will conform in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable.

Section 4.10 Equity Capitalization. As of the date hereof, the authorized capital of the Company consists of 760,000,000 shares of capital stock, of which 750,000,000 shares are designated common stock, par value $0.0001 per share, and 10,000,000 shares are undesignated preferred stock. As of the date hereof, the Company had 36,195,765 shares of common stock outstanding and no shares of preferred stock outstanding.

The Common Shares are registered pursuant to Section 12(b) of the Exchange Act and are currently listed on a Principal Market under the trading symbol “BNAI.” The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Shares under the Exchange Act, delisting the Common Shares from the Principal Market, nor has the Company received any notification that the Commission or the Principal Market is contemplating terminating such registration or listing. To the Company’s knowledge, it is in compliance with all applicable listing requirements of the Principal Market.

Section 4.11 Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights, if any, necessary to conduct their respective businesses as now conducted, except as would not cause a Material Adverse Effect. The Company and its Subsidiaries have not received written notice of any infringement by the Company or its Subsidiaries of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, or trade secrets, except as would not cause a Material Adverse Effect. To the knowledge of the Company, there is no claim, action or proceeding being made or brought against, or to the Company’s knowledge, being threatened against the Company or its Subsidiaries regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement; and, except as would not cause a Material Adverse Effect, the Company is not aware of any facts or circumstances which might give rise to any of the foregoing.

Section 4.12 Employee Relations. Neither the Company nor any of its Subsidiaries is involved in any labor dispute nor, to the knowledge of the Company or any of its Subsidiaries, has any such dispute threatened, in each case which is reasonably likely to cause a Material Adverse Effect.

Section 4.13 Environmental Laws. The Company and its Subsidiaries (i) have not received written notice alleging any failure to comply in all material respects with all Environmental Laws (as defined below), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received written notice alleging any failure to comply with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all applicable federal, state and local laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

Section 4.14 Title. Except as would not cause a Material Adverse Effect, the Company (or its Subsidiaries) has indefeasible fee simple or leasehold title to its properties and material assets owned by it, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest other than such as are not material to the business of the Company. Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

Section 4.15 Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

Section 4.16 Regulatory Permits. Except as would not cause a Material Adverse Effect, the Company and its Subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to own their respective businesses, and neither the Company nor any such Subsidiary has received any written notice of proceedings relating to the revocation or modification of any such certificate, authorization or permits.

Section 4.17 Internal Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and management is not aware of any material weaknesses that are not disclosed in the SEC Documents as and when required.

Section 4.18 Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending against or affecting the Company, the Common Shares or any of the Company’s Subsidiaries, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect.

Section 4.19 Subsidiaries. The Company does not presently own or control, directly or indirectly, any interest in any other corporation, partnership, association or other business entity.

Section 4.20 Tax Status. Each of the Company and its Subsidiaries (i) has timely made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has timely paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. The Company has not received written notification of any unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company and its Subsidiaries know of no basis for any such claim where failure to pay would cause a Material Adverse Effect.

Section 4.21 Certain Transactions. Except as not required to be disclosed pursuant to Applicable Laws, none of the officers or directors of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer or director, or to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer or director has a substantial interest or is an officer, director, trustee or partner.

Section 4.22 Rights of First Refusal. The Company is not obligated to offer the Common Shares offered hereunder on a right of first refusal basis to any third parties including, but not limited to, current or former shareholders of the Company, underwriters, brokers, agents or other third parties.

Section 4.23 Dilution. The Company is aware and acknowledges that issuance of Common Shares hereunder could cause dilution to existing shareholders and could significantly increase the outstanding number of Common Shares.

Section 4.24 Acknowledgment Regarding Investor’s Purchase of Shares. The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s length investor with respect to this Agreement and the transactions contemplated hereunder. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereunder and any advice given by the Investor or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereunder is merely incidental to the Investor’s purchase of the Shares hereunder. The Company is aware and acknowledges that it shall not be able to request Advances under this Agreement if a Registration Statement is not effective or if any issuances of Common Shares pursuant to any Advances would violate any rules of the Principal Market. The Company acknowledges and agrees that it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement.

Section 4.25 Finder’s Fees. Neither the Company nor any of the Subsidiaries has incurred any liability for any finder’s fees, brokerage commissions or similar payments in connection with the transactions herein contemplated.

Section 4.26 Relationship of the Parties. Neither the Company, nor any of its Subsidiaries, affiliates, nor any person acting on its or their behalf is a client or customer of the Investor or any of its affiliates and neither the Investor nor any of its affiliates has provided, or will provide, any services to the Company or any of its affiliates, its subsidiaries, or any person acting on its or their behalf. The Investor’s relationship to Company is solely as investor as provided for in the Transaction Documents.

Section 4.27 Operations. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with and neither the Company nor the Subsidiaries, nor any director, officer, or employee of the Company or any Subsidiary nor, to the Company’s knowledge, any agent, affiliate or other person acting on behalf of the Company or any Subsidiary has, not complied with Applicable Law; and no action, suit or proceeding by or before any governmental authority involving the Company or any of its Subsidiaries with respect to Applicable Laws is pending or, to the knowledge of the Company, threatened.

Section 4.28 Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement or a Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

Section 4.29 Compliance with Laws. The Company and each of its Subsidiaries are in compliance with Applicable Laws; the Company has not received a notice of non-compliance, nor knows of, nor has reasonable grounds to know of, any facts that any director, officer, or employee of the Company or any Subsidiary nor, to the Company’s knowledge, any agent, Affiliate or other person acting on behalf of the Company or any Subsidiary has, has not complied with Applicable Laws, or could give rise to a notice of non-compliance with Applicable Laws, and is not aware of any pending change or contemplated change to any applicable law or regulation or governmental position; in each case that would have a Material Adverse Effect.

Section 4.30 Sanctions Matters. Neither the Company nor any of its Subsidiaries or, to the knowledge of the Company, any director, officer or controlled Affiliate of the Company or any director or officer of any Subsidiary, is a Person that is, or is owned or controlled by a Person that is (i) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Asset Control (“OFAC”), the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authorities, including, without limitation, designation on OFAC’s Specially Designated Nationals and Blocked Persons List or OFAC’s Foreign Sanctions Evaders List or other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is the subject of Sanctions that broadly prohibit dealings with that country or territory (including, without limitation, the Crimea, Zaporizhzhia and Kherson regions of Ukraine, the Donetsk People’s Republic and Luhansk People’s Republic in Ukraine, Cuba, Iran, North Korea, Russia, Sudan and Syria (the “Sanctioned Countries”)). Neither the Company nor any of its Subsidiaries will, directly or indirectly, use the proceeds from the sale of Advance Shares, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person (a) for the purpose of funding or facilitating any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions or is a Sanctioned Country, or (b) in any other manner that will result in a violation of Sanctions or Applicable Laws by any Person (including any Person participating in the transactions contemplated by this Agreement, whether as underwriter, advisor, investor or otherwise). For the past five years, neither the Company nor any of its Subsidiaries has engaged in, and is now not engaged in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions or was a Sanctioned Country. Neither the Company nor any of its Subsidiaries nor any director, officer or controlled Affiliate of the Company or any of its Subsidiaries, has ever had funds blocked by a United States bank or financial institution, temporarily or otherwise, as a result of OFAC concerns.

Article V. Indemnification

The Investor and the Company represent to the other the following with respect to itself:

Section 5.01 Indemnification by the Company. In consideration of the Investor’s execution and delivery of this Agreement and acquiring the Shares hereunder, and in addition to all of the Company’s other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless the Investor and its investment manager, Yorkville Advisors Global, LP, and each of their respective officers, directors, managers, members, partners, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) and each person who controls the Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Investor Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and reasonable and documented expenses in connection therewith (irrespective of whether any such Investor Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by the Investor Indemnitees or any of them as a result of, or arising out of, or relating to (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Shares as originally filed or in any amendment thereof, or in any related prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Investor specifically for inclusion therein; (b) any material misrepresentation or breach of any material representation or material warranty made by the Company in this Agreement or any other certificate, instrument or document contemplated hereby or thereby; or (c) any material breach of any material covenant, material agreement or material obligation of the Company contained in this Agreement or any other certificate, instrument or document contemplated hereby or thereby. To the extent that the foregoing undertaking by the Company may be unenforceable under Applicable Law, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under Applicable Law.

Section 5.02 Indemnification by the Investor. In consideration of the Company’s execution and delivery of this Agreement, and in addition to all of the Investor’s other obligations under this Agreement, the Investor shall defend, protect, indemnify and hold harmless the Company and all of its officers, directors, shareholders, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) and each person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Company Indemnitees”) from and against any and all Indemnified Liabilities incurred by the Company Indemnitees or any of them as a result of, or arising out of, or relating to (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Shares as originally filed or in any amendment thereof, or in any related prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Investor will only be liable for written information relating to the Investor furnished to the Company by or on behalf of the Investor specifically for inclusion in the documents referred to in the foregoing indemnity, and will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Investor by or on behalf of the Company specifically for inclusion therein; (b) any misrepresentation or breach of any representation or warranty made by the Investor in this Agreement or any instrument or document contemplated hereby or thereby executed by the Investor; or (c) any breach of any covenant, agreement or obligation of the Investor contained in this Agreement or any other certificate, instrument or document contemplated hereby or thereby executed by the Investor. To the extent that the foregoing undertaking by the Investor may be unenforceable under Applicable Laws, the Investor shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under Applicable Laws.

Section 5.03 Notice of Claim. Promptly after receipt by an Investor Indemnitee or Company Indemnitee of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving an Indemnified Liability, such Investor Indemnitee or Company Indemnitee, as applicable, shall, if a claim for an Indemnified Liability in respect thereof is to be made against any indemnifying party under this Article V, deliver to the indemnifying party a written notice of the commencement thereof; but the failure to so notify the indemnifying party will not relieve it of liability under this Article V except to the extent the indemnifying party is prejudiced by such failure. The indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually reasonably satisfactory to the indemnifying party and the Investor Indemnitee or Company Indemnitee, as the case may be; provided, however, that an Investor Indemnitee or Company Indemnitee shall have the right to retain its own counsel with the actual and reasonable third party fees and expenses of not more than one counsel for such Investor Indemnitee or Company Indemnitee to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Investor Indemnitee or Company Indemnitee and the indemnifying party would be inappropriate due to actual or potential differing interests between such Investor Indemnitee or Company Indemnitee and any other party represented by such counsel in such proceeding. The Investor Indemnitee or Company Indemnitee shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Investor Indemnitee or Company Indemnitee which relates to such action or claim. The indemnifying party shall keep the Investor Indemnitee or Company Indemnitee reasonably apprised as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Investor Indemnitee or Company Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Investor Indemnitee or Company Indemnitee of a release from all liability in respect to such claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Investor Indemnitee or Company Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The indemnification required by this Article V shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received and payment therefor is due.

Section 5.04 Remedies. The remedies provided for in this Article V are not exclusive and shall not limit any right or remedy which may be available to any indemnified person at law or equity. The obligations of the parties to indemnify or make contribution under this Article V shall survive expiration or termination of this Agreement.

Section 5.05 Limitation of liability. Notwithstanding the foregoing, no party shall be entitled to recover from the other party for punitive, indirect, incidental or consequential damages.

Article VI.
Covenants

The Company covenants with the Investor, and the Investor covenants with the Company, as follows, which covenants of one party are for the benefit of the other party, during the Commitment Period:

Section 6.01 Registration Statement.

(a)	Filing of a Registration Statement. The Company shall prepare and file with the SEC a Registration Statement, or multiple Registration Statements for the resale by the Investor of the Registrable Securities. The Company in its sole discretion may choose when to file such Registration Statements; provided, however, that the Company shall not have the ability to request any Advances until the effectiveness of a Registration Statement.

(b)	Maintaining a Registration Statement. The Company shall maintain the effectiveness of any Registration Statement that has been declared effective at all times during the Commitment Period, provided, however, that if the Company has received notification pursuant to Section 2.04 that the Investor has completed resales pursuant to the Registration Statement for the full Commitment Amount, then the Company shall be under no further obligation to maintain the effectiveness of the Registration Statement. Notwithstanding anything to the contrary contained in this Agreement, the Company shall ensure that, when filed, each Registration Statement (including, without limitation, all amendments and supplements thereto) and the prospectus (including, without limitation, all amendments and supplements thereto) used in connection with such Registration Statement shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of prospectuses, in the light of the circumstances in which they were made) not misleading. During the Commitment Period, the Company shall notify the Investor promptly if (i) the Registration Statement shall cease to be effective under the Securities Act, (ii) the Common Shares shall cease to be authorized for listing on the Principal Market, (iii) the Common Shares cease to be registered under Section 12(b) or Section 12(g) of the Exchange Act or (iv) the Company fails to file in a timely manner all reports and other documents required of it as a reporting company under the Exchange Act.

(c)	Filing Procedures. The Company shall (A) permit counsel to the Investor an opportunity to review and comment upon (i) each Registration Statement at least three (3) Trading Days prior to its filing with the SEC and (ii) all amendments and supplements to each Registration Statement (including, without limitation, the Prospectus contained therein) (except for Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any similar or successor reports or Prospectus Supplements the contents of which is limited to that set forth in such reports) within a reasonable number of days prior to their filing with the SEC, and (B) shall reasonably consider any comments of the Investor and its counsel on any such Registration Statement or amendment or supplement thereto or to any Prospectus contained therein. The Company shall promptly furnish to the Investor, without charge, (i) electronic copies of any correspondence from the SEC or the staff of the SEC to the Company or its representatives relating to each Registration Statement (which correspondence shall be redacted to exclude any material, non-public information regarding the Company or any of its Subsidiaries), (ii) after the same is prepared and filed with the SEC, one (1) electronic copy of each Registration Statement and any amendment(s) and supplement(s) thereto, including, without limitation, financial statements and schedules, all documents incorporated therein by reference, if requested by the Investor, and all exhibits and (iii) upon the effectiveness of each Registration Statement, one (1) electronic copy of the Prospectus included in such Registration Statement and all amendments and supplements thereto; provided, however, the Company shall not be required to furnish any document to the extent such document is available on EDGAR).

(d)	Amendments and Other Filings. The Company shall (i) prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the related prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the Securities Act, as may be necessary to keep such Registration Statement effective at all times during the Commitment Period, and prepare and file with the SEC such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related prospectus to be amended or supplemented by any required prospectus supplement (subject to the terms of this Agreement), and as so supplemented or amended to be filed pursuant to Rule 424 promulgated under the Securities Act; (iii) provide the Investor copies of all correspondence from and to the SEC relating to a Registration Statement (provided that the Company may excise any information contained therein which would constitute material non-public information, and (iv) comply with the provisions of the Securities Act with respect to the Registration Statement. In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 6.01(d) by reason of the Company’s filing a report on Form 10-K, Form 10-Q, or Form 8-K or any analogous report under the Exchange Act, the Company shall file such report in a prospectus supplement filed pursuant to Rule 424 promulgated under the Securities Act to incorporate such filing into the Registration Statement, if applicable, or shall file such amendments or supplements with the SEC either on the day on which the Exchange Act report is filed which created the requirement for the Company to amend or supplement the Registration Statement, if feasible, or otherwise promptly thereafter.

(e)	Blue-Sky. The Company shall use its commercially reasonable efforts to, if required by Applicable Laws, (i) register and qualify the Common Shares covered by a Registration Statement under such other securities or “blue sky” laws of such jurisdictions in the United States as the Investor reasonably requests, (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Commitment Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Commitment Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Common Shares for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (w) make any change to its Certificate of Incorporation or Bylaws or any other organizational documents of the Company or any of its Subsidiaries, (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 6.01(e), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify the Investor of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Common Shares for sale under the securities or “blue sky” laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

Section 6.02 Suspension of Registration Statement.

(a)	Establishment of a Black Out Period. During the Commitment Period, the Company from time to time may suspend the use of the Registration Statement by written notice to the Investor in the event that the Company determines in good faith that such suspension is necessary to amend or supplement the Registration Statement or Prospectus so that such Registration Statement or Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (a “Black Out Period”).

(b)	No Sales by Investor During the Black Out Period. During such Black Out Period, the Investor agrees not to sell any Common Shares of the Company pursuant to such Registration Statement, but may sell shares pursuant to an exemption from registration, if available, subject to the Investor’s compliance with Applicable Laws.

(c)	Limitations on the Black Out Period. The Company shall not impose any Black Out Period that is longer than 20 days or in a manner that is more restrictive (including, without limitation, as to duration) than the comparable restrictions that the Company may impose on transfers of the Company’s equity securities by its directors and senior executive officers. In addition, the Company shall not deliver any Advance Notice during any Black Out Period. If the public announcement of such material, nonpublic information is made during a Black Out Period, the Black Out Period shall terminate immediately after such announcement, and the Company shall immediately notify the Investor of the termination of the Black Out Period.

Section 6.03 Listing of Common Shares. As of each Advance Date, the Shares to be sold by the Company from time to time hereunder will have been registered under Section 12(b) of the Exchange Act and approved for listing on the Principal Market, subject to official notice of issuance.

Section 6.04 Opinion of Counsel. Prior to the date of the delivery by the Company of the first Advance Notice, the Investor shall have received an opinion letter from counsel to the Company in form and substance reasonably satisfactory to the Investor.

Section 6.05 Exchange Act Registration. The Company will file in a timely manner all reports and other documents required of it as a reporting company under the Exchange Act and will not take any action or file any document (whether or not permitted by Exchange Act or the rules thereunder) to terminate or suspend its reporting and filing obligations under the Exchange Act.

Section 6.06 Transfer Agent Instructions. During the Commitment Period (or such shorter time as permitted by Section 2.04 of this Agreement) and subject to Applicable Laws, the Company shall cause (including, if necessary, by causing legal counsel for the Company to deliver an opinion) the transfer agent for the Common Shares to remove restrictive legends from Common Shares purchased by the Investor pursuant to this Agreement, provided that counsel for the Company shall have been furnished with such documents as they may require for the purpose of enabling them to render the opinions or make the statements requested by the transfer agent, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the covenants, obligations or conditions, contained herein.

Section 6.07 Corporate Existence. The Company will use commercially reasonable efforts to preserve and continue the corporate existence of the Company during the Commitment Period.

Section 6.08 Notice of Certain Events Affecting Registration; Suspension of Right to Make an Advance. The Company will promptly notify the Investor, and confirm in writing, upon its becoming aware of the occurrence of any of the following events in respect of a Registration Statement or related Prospectus (in each of which cases the information provided to Investor will be kept strictly confidential): (i) except for requests made in connection with SEC investigations disclosed in the SEC Documents, receipt of any request for additional information by the SEC or any other Federal or state governmental authority during the period of effectiveness of the Registration Statement or any request for amendments or supplements to the Registration Statement or related Prospectus; (ii) the issuance by the SEC or any other Federal governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Common Shares for sale in any jurisdiction or the initiation or written threat of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in the Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or of the necessity to amend the Registration Statement or supplement a related Prospectus to comply with the Securities Act or any other law (and the Company will promptly make available to the Investor any such supplement or amendment to the related Prospectus); (v) the Company’s reasonable determination that a post-effective amendment to the Registration Statement would be required under Applicable Law; (vi) the Common Shares shall cease to be authorized for listing on the Principal Market; or (vii) the Company fails to file in a timely manner all reports and other documents required of it as a reporting company under the Exchange Act. The Company shall not deliver to the Investor any Advance Notice, and the Company shall not sell any Shares pursuant to any pending Advance Notice (other than as required pursuant to Section 2.02(d)), during the continuation of any of the foregoing events (each of the events described in the immediately preceding clauses (i) through (vii), inclusive, a “Material Outside Event”).

Section 6.09 Consolidation. If an Advance Notice has been delivered to the Investor, then the Company shall not effect any consolidation of the Company with or into, or a transfer of all or substantially all the assets of the Company to, another entity before the transaction contemplated in such Advance Notice has been closed in accordance with Section 2.02 hereof, and all Shares in connection with such Advance have been received by the Investor.

Section 6.10 Issuance of the Company’s Common Shares. The issuance and sale of the Common Shares hereunder shall be made in accordance with the provisions and requirements of Section 4(a)(2) of the Securities Act and any applicable state securities law.

Section 6.11 Expenses. The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay all expenses incident to the performance of its obligations hereunder, including but not limited to (i) the preparation, printing and filing of the Registration Statement and each amendment and supplement thereto, of each prospectus and of each amendment and supplement thereto; (ii) the preparation, issuance and delivery of any Shares issued pursuant to this Agreement, (iii) all fees and disbursements of the Company’s counsel, accountants and other advisors (but not, for the avoidance doubt, the fees and disbursements of Investor’s counsel, accountants and other advisors), (iv) the qualification of the Shares under securities laws in accordance with the provisions of this Agreement, including filing fees in connection therewith, (v) the printing and delivery of copies of any prospectus and any amendments or supplements thereto requested by the Investor, (vi) the fees and expenses incurred in connection with the listing or qualification of the Shares for trading on the Principal Market, and (vii) filing fees of the SEC and the Principal Market.

Section 6.12 Current Report. The Company shall, not later than 5:30 p.m. New York City time, on the fourth business day after the date of this Agreement, file with the SEC a current report on Form 8-K disclosing the execution of this Agreement by the Company and the Investor (including any exhibits thereto, the “Current Report”). The Company shall provide the Investor and its legal counsel a reasonable opportunity to comment on any description of this Agreement contained in a draft of the Current Report, including any exhibit to be filed related thereto, as applicable, prior to filing the Current Report with the SEC and shall reasonably consider all such comments. From and after the filing of the Current Report with the SEC, the Company shall have publicly disclosed all material, non-public information delivered to the Investor (or the Investor’s representatives or agents) by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees, agents or representatives (if any) in connection with the transactions contemplated by the Transaction Documents. The Company shall not, and the Company shall cause each of its Subsidiaries and each of its and their respective officers, directors, employees and agents not to, provide the Investor with any material, non-public information regarding the Company or any of its Subsidiaries without the express prior written consent of the Investor (which may be granted or withheld in the Investor’s sole discretion); it being understood that the mere notification of Investor required pursuant to clause (iv) of Section 6.08 shall not in and of itself be deemed to be material, non-public information. Notwithstanding anything contained in this Agreement to the contrary, the Company expressly agrees that it shall publicly disclose in the Current Report or otherwise make publicly available any information communicated to the Investor by or, to the knowledge of the Company, on behalf of the Company in connection with the transactions contemplated by the Transaction Documents, which, following the Effective Date would, if not so disclosed, constitute material, non-public information regarding the Company or its Subsidiaries. The Company understands and confirms that the Investor will rely on the foregoing representations in effecting resales of Shares under the Registration Statement. In addition, effective upon the filing of the Current Report, the Company acknowledges and agrees that any and all confidentiality or similar obligations with respect to the transactions contemplated by the Transaction Documents under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, Affiliates, employees or agents, on the one hand, and the Investor or any of its respective officers, directors, Affiliates, employees or agents, on the other hand, including without limitation the Term Sheet by and between the Company and the Investor, dated as of July 17, 2024, shall terminate.

Section 6.13 Advance Notice Limitation. The Company shall not deliver an Advance Notice if a shareholder meeting or corporate action, or the record date for any shareholder meeting or any corporate action, would fall during the period beginning two Trading Days prior to the date of delivery of such Advance Notice and ending two Trading Days following the Closing of such Advance.

Section 6.14 Use of Proceeds. The proceeds from the sale of the Shares by the Company to Investor shall be used by the Company in the manner as will be set forth in the Prospectus included in any Registration Statement (and any post-effective amendment thereto) and any Prospectus Supplement thereto filed pursuant to this Agreement. Neither the Company nor any Subsidiary will, directly or indirectly, use the proceeds of the transactions contemplated herein, or lend, contribute, facilitate or otherwise make available such proceeds to any Person (i) to fund, either directly or indirectly, any activities or business of or with any Person that is identified on the list of Specially Designated Nationals and Blocker Persons maintained by OFAC, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions or Sanctions Programs or (ii) in any other manner that will result in a violation of Sanctions or Applicable Laws.

Section 6.15 Compliance with Laws. The Company shall comply in all material respects with all Applicable Laws.

Section 6.16 Market Activities. Neither the Company, nor any Subsidiary, nor any of their respective officers, directors or controlling persons will, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute or result, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of Common Shares or (ii) sell, bid for, or purchase Common Shares in violation of Regulation M, or pay anyone any compensation for soliciting purchases of the Shares.

Section 6.17 Trading Information. Upon the Company’s request, the Investor agrees to provide the Company with trading reports setting forth the number and average sales prices of shares of Common Stock sold by the Investor during the prior trading week.

Section 6.18 Selling Restrictions. Except as expressly set forth below, the Investor covenants that from and after the date hereof through and including the Trading Day next following the expiration or termination of this Agreement as provided in Section 10.01 (the “Restricted Period”), none of the Investor, any of its officers, or any entity managed or controlled by the Investor (collectively, the “Restricted Persons” and each of the foregoing is referred to herein as a “Restricted Person”) shall, directly or indirectly, engage in any “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Common Shares, either for its own principal account or for the principal account of any other Restricted Person. Notwithstanding the foregoing, it is expressly understood and agreed that nothing contained herein shall (without implication that the contrary would otherwise be true) prohibit any Restricted Person during the Restricted Period from: (1) selling “long” (as defined under Rule 200 promulgated under Regulation SHO) the Shares or (2) selling a number of Common Shares equal to the number of Advance Shares that such Restricted Person is unconditionally obligated to purchase under a pending Advance Notice but has not yet received from the Company or the transfer agent pursuant to this Agreement.

Section 6.19 Assignment. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. No Party shall have any power or any right to assign or transfer, in whole or in part, this Agreement, or any of its rights or any of its obligations hereunder, including, without limitation, any right to pursue any claim for damages pursuant to this Agreement or the transactions contemplated herein, or to pursue any claim for any breach or default of this Agreement, or any right arising from the purported assignor’s due performance of its obligations hereunder, without the prior written consent of the other Party and any such purported assignment in contravention of the provisions herein shall be null and void and of no force or effect. Without the consent of the Investor, the Company shall not have the right to assign or transfer any of its rights, or provide any third party the right to bind or obligate the Company, to deliver Advance Notices or effect Advances hereunder.

Article VII.
Conditions for Delivery of Advance Notice

Section 7.01 Conditions Precedent to the Right of the Company to Deliver an Advance Notice. The right of the Company to deliver an Advance Notice and the obligations of the Investor hereunder with respect to an Advance are subject to the satisfaction by the Company or waiver by the Investor, on each Advance Notice Date (a “Condition Satisfaction Date”), of each of the following conditions:

(a)	Accuracy of the Company’s Representations and Warranties. The representations and warranties of the Company in this Agreement shall be true and correct in all material respects as of the Advance Notice Date (other than representations and warranties which address matters only as of a certain date, which shall be true and correct as written as of such certain date).

(b)	Issuance of Commitment Shares. The Company shall have issued the Commitment Shares to an account designated by the Investor, in accordance with Section 12.04, all of which Commitment Shares shall be fully earned and non-refundable, regardless of whether any Advance Notices are made or settled hereunder or any subsequent termination of this Agreement.

(c)	Registration of the Common Shares with the SEC. There is an effective Registration Statement pursuant to which the Investor is permitted to utilize the prospectus thereunder to resell all of the Commitment Shares (unless all of the Commitment Shares have previously been sold as of the applicable Condition Satisfaction Date) and all of the Common Shares issuable pursuant to such Advance Notice. The Company shall have filed with the SEC in a timely manner all reports, notices and other documents required under the Exchange Act and applicable SEC regulations during the twelve-month period immediately preceding the applicable Condition Satisfaction Date.

(d)	Authority. The Company shall have obtained all permits and qualifications required by any applicable state for the offer and sale of all of the Commitment Shares (unless all of the Commitment Shares have previously been sold as of the applicable Condition Satisfaction Date) and all of the Common Shares issuable pursuant to such Advance Notice, or shall have the availability of exemptions therefrom. The sale and issuance of the Commitment Shares (unless all of the Commitment Shares have previously been sold as of the applicable Condition Satisfaction Date) and of such Common Shares shall be legally permitted by all laws and regulations to which the Company is subject.

(e)	No Material Outside Event. No Material Outside Event shall have occurred and be continuing.

(f)	Board. (i) The board of directors of the Company shall have duly and validly approved the transactions contemplated by the Transaction Documents, (ii) such approval shall not have been amended, rescinded or modified and shall remain in full force and effect as of the applicable Condition Satisfaction Date, and (iii) a true, correct and complete copy of such approval shall have been provided to the Investor.

(g)	Performance by the Company. The Company shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior the applicable Condition Satisfaction Date.

(h)	No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits or materially and adversely affects any of the transactions contemplated by this Agreement.

(i)	No Suspension of Trading in or Delisting of Common Shares. (i) Trading in the Common Shares shall not have been suspended by the SEC, the Principal Market or FINRA, (ii) the Company shall not have received any final and non-appealable notice that the listing or quotation of the Common Shares on the Principal Market shall be terminated on a date certain (unless, prior to such date certain, the Common Shares are listed or quoted on any subsequent Principal Market), nor shall there have been imposed any suspension of, or restriction on, accepting additional deposits of the Common Shares, electronic trading or book-entry services by DTC with respect to the Common Shares that is continuing, and (iii) the Company shall not have received any notice from DTC to the effect that a suspension of, or restriction on, accepting additional deposits of the Common Shares, electronic trading or book-entry services by DTC with respect to the Common Shares is being imposed or is contemplated (unless, prior to such suspension or restriction, DTC shall have notified the Company in writing that DTC has determined not to impose any such suspension or restriction).

(j)	Authorized. There shall be a sufficient number of authorized but unissued and otherwise unreserved Common Shares for the issuance of all of the Shares issuable pursuant to such Advance Notice.

(k)	Executed Advance Notice. The representations contained in the applicable Advance Notice shall be true and correct in all material respects as of the applicable Condition Satisfaction Date.

(l)	Consecutive Advance Notices. Except with respect to the first Advance Notice, the Company shall have delivered all Shares relating to all prior Advances.

Article VIII.
Non Exclusive Agreement

Notwithstanding anything contained herein, this Agreement and the rights awarded to the Investor hereunder are non-exclusive, and the Company may, at any time throughout the term of this Agreement and thereafter, issue and allot, or undertake to issue and allot, any shares and/or securities and/or convertible notes, bonds, debentures, options to acquire shares or other securities and/or other facilities which may be converted into or replaced by Common Shares or other securities of the Company, and to extend, renew and/or recycle any bonds and/or debentures, and/or grant any rights with respect to its existing and/or future share capital.

Article IX.
Choice of Law/Jurisdiction

This Agreement, and any and all claims, proceedings or causes of action relating to this Agreement or arising from this Agreement or the transactions contemplated herein, including, without limitation, tort claims, statutory claims and contract claims, shall be interpreted, construed, governed and enforced under and solely in accordance with the substantive and procedural laws of the State of New York, in each case as in effect from time to time and as the same may be amended from time to time, and as applied to agreements performed wholly within the State of New York. The Parties further agree that any action between them shall be heard in New York County, New York, and expressly consent to the jurisdiction and venue of the Supreme Court of New York, sitting in New York County, New York and the United States District Court of the Southern District of New York, sitting in New York, New York, for the adjudication of any civil action asserted pursuant to this Agreement.

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN, THE PERFORMANCE THEREOF OR THE FINANCINGS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH.

Article X. Termination

Section 10.01 Termination.

(a)	Unless earlier terminated as provided hereunder, this Agreement shall terminate automatically on the earliest of (i) the first day of the month next following the 36-month anniversary of the Effective Date or (ii) the date on which the Investor shall have made payment of Advances pursuant to this Agreement for Common Shares equal to the Commitment Amount.

(b)	The Company may terminate this Agreement effective upon five Trading Days’ prior written notice to the Investor; provided that (i) there are no outstanding Advance Notices, the Common Shares under which have yet to be issued, and (ii) the Company has paid all amounts owed to the Investor pursuant to this Agreement. This Agreement may be terminated at any time by the mutual written consent of the parties, effective as of the date of such mutual written consent unless otherwise provided in such written consent.

(c)	Nothing in this Section 10.01 shall be deemed to release the Company or the Investor from any liability for any breach under this Agreement prior to the valid termination hereof, or to impair the rights of the Company and the Investor to compel specific performance by the other party of its obligations under this Agreement. The indemnification provisions contained in Article V shall survive the termination of this Agreement.

Article XI. Notices

Other than with respect to Advance Notices, which must be in writing delivered in accordance with Section 2.01(b) and will be deemed delivered on the day set forth in Section 2.01(b), any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by e-mail if sent on a Trading Day, or, if not sent on a Trading Day, on the immediately following Trading Day; (iii) 5 days after being sent by U.S. certified mail, return receipt requested, or (iv) 1 day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses for such communications (except for Advance Notices which shall be delivered in accordance with Exhibit A hereof) shall be:

If to the Company, to:	Brand Engagement Network Inc. 145 E. Snow King Ave PO Box 1045 Jackson, WY 83001
Attention: Paul Chang; Bill Willaims
Telephone: (307) 200-5559; (312) 810-7422
Email: paul.chang@beninc.ai; bill@beninc.ai

With a copy to (which shall not constitute notice or delivery of process) to:
Haynes and Boone, LLP 2801 N Harwood St Suite 2300 Dallas, TX 75201 Attention: Matthew L. Fry Telephone: 214-651-5443 Email: matt.fry@haynesboone.com

If to the Investor(s):	YA II PN, Ltd.
1012 Springfield Avenue
Mountainside, NJ 07092
	Attention:	Mark Angelo
Portfolio Manager
	Telephone:	(201) 985-8300
Email: mangelo@yorkvilleadvisors.com

With a Copy (which shall not constitute notice or delivery of process) to:	Yorkville Advisors Global 1012 Springfield Avenue Mountainside, NJ 07092
	Attention:	Legal Department
	Telephone:	(201) 985-8300
	Email:	legal@yorkvilleadvisors.com

or at such other address and/or e-mail and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three Business Days prior to the effectiveness of such change. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) electronically generated by the sender’s email service provider containing the time, date, and recipient email address or (iii) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service in accordance with clause (i), (ii) or (iii) above, respectively.

Article XII. Miscellaneous

Section 12.01 Counterparts. This Agreement may be executed in identical counterparts, both which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. Facsimile or other electronically scanned and delivered signatures (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com), including by e-mail attachment, shall be deemed to have been duly and validly delivered and be valid and effective for all purposes of this Agreement.

Section 12.02 Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Investor, the Company, their respective Affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement contains the entire understanding of the parties with respect to the matters covered herein and, except as specifically set forth herein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the parties to this Agreement.

Section 12.03 Reporting Entity for the Common Shares. The reporting entity relied upon for the determination of the trading price or trading volume of the Common Shares on any given Trading Day for the purposes of this Agreement shall be Bloomberg, L.P. or any successor thereto. The written mutual consent of the Investor and the Company shall be required to employ any other reporting entity.

Section 12.04 Commitment and Structuring Fee. Each of the parties shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby, except that the Company has paid YA Global II SPV, LLC, a subsidiary of the Investor, or such other person as the Investor may direct, a structuring fee in the amount of $25,000 and, and the Company shall pay a commitment fee in an amount equal to 1.00% of the Commitment Amount (the “Commitment Fee”) by the issuance to the Investor on the Effective Date of such number of Common Shares that is equal to (i) the Commitment Fee divided by (ii) the closing price of the Common Shares as reported as the Nasdaq Official Closing Price (as reflected on Nasdaq.com) on the Trading Day immediately prior to the Effective Date (collectively, the “Commitment Shares”). No fractional shares shall be issued in respect of the Commitment Fee, and the Commitment Shares to be issued hereunder shall be rounded up to next whole share if necessary to avoid issuing fractional shares in respect of the Commitment Fee.

Section 12.05 Brokerage. Each of the parties hereto represents that it has had no dealings in connection with this transaction with any finder or broker who will demand payment of any fee or commission from the other party. The Company on the one hand, and the Investor, on the other hand, agree to indemnify the other against and hold the other harmless from any and all liabilities to any person claiming brokerage commissions or finder’s fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Standby Equity Purchase Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

COMPANY:

BRAND ENGAGEMENT NETWORK INC.

By:	/s/ Paul Chang
Name:	Paul Chang
Title:	Chief Executive Officer

INVESTOR:

YA II PN, Ltd.

By:	Yorkville Advisors Global, LP
Its:	Investment Manager

By:	Yorkville Advisors Global II, LLC
Its:	General Partner

By:	/s/ Matthew Beckman
Name:	Matthew Beckman
Title:	Manager

EXHIBIT A
ADVANCE NOTICE

BRAND ENGAGEMENT NETWORK INC.

Dated: ______________	Advance Notice Number: ____

The undersigned, _______________________, hereby certifies, with respect to the sale of Common Shares of BRAND ENGAGEMENT NETWORK INC. (the “Company”) issuable in connection with this Advance Notice, delivered pursuant to that certain Standby Equity Purchase Agreement, dated as of August 26, 2024 (the “Agreement”), as follows (with capitalized terms used herein without definition having the same meanings as given to them in the Agreement):

1. The undersigned is the duly elected ______________ of the Company.

2. There are no fundamental changes to the information set forth in the Registration Statement which would require the Company to file a post-effective amendment to the Registration Statement.

3. The Company has performed in all respects all covenants and agreements to be performed by the Company contained in the Agreement on or prior to the Advance Notice Date. All conditions to the delivery of this Advance Notice are satisfied as of the date hereof.

4. The number of Advance Shares the Company is requesting is _____________________.

5. The Pricing Period for this Advance shall be an [Option 1 Pricing Period]/[Option 2 Pricing Period].

6. (For an Option 1 Pricing Period Add:) The Volume Threshold for this Advance shall be _________.

7. (For an Option 2 Pricing Period Add:) The Minimum Acceptable Price with respect to this Advance Notice is ____________ (if left blank then no Minimum Acceptable Price will be applicable to this Advance).

8. The number of Common Shares of the Company outstanding as of the date hereof is ___________.

The undersigned has executed this Advance Notice as of the date first set forth above.

BRAND ENGAGEMENT NETWORK INC.

By:

Please deliver this Advance Notice by email to:

Email: Trading@yorkvilleadvisors.com
Attention: Trading Department and Compliance Officer
Confirmation Telephone Number: (201) 985-8300.

EXHIBIT B

FORM OF SETTLEMENT DOCUMENT

VIA EMAIL

BRAND ENGAGEMENT NETWORK INC.

Attn:

Email:

Below please find the settlement information with respect to the Advance Notice Date of:
1.	Number of Common Shares requested in the Advance Notice
1.b.	Volume Threshold (Number of Common Shares in (1) divided by 0.30)
1.c.	Number of Common Shares traded during Pricing Period
2.	Minimum Acceptable Price for this Advance (if any)
3.	Number of Excluded Days (if any)
4.	Adjusted Advance Amount (if applicable) (including pursuant to Volume Threshold adjustment)
5.	Option [1] / [2] Market Price
6.	Purchase Price (Option 1 Market Price x 96% or Option 2 Market Price x 97%, as applicable) per share
7.	Number of Advance Shares due to the Investor
8.	Total Purchase Price due to Company (row 6 x row 7)

If there were any Excluded Days then add the following

9.	Number of Additional Shares to be issued to the Investor
10.	Additional amount to be paid to the Company by the Investor (Additional Shares in row 9 x Minimum Acceptable Price x 97%)
11.	Total Amount to be paid to the Company (Purchase Price in row 8 + additional amount in row 10)
12.	Total Advance Shares to be issued to the Investor (Advance Shares due to the Investor in row 7 + Additional Shares in row 9)

Please issue the number of Advance Shares due to the Investor to the account of the Investor as follows:

Investor’s DTC participant #:

ACCOUNT NAME:

ACCOUNT NUMBER:

ADDRESS:

CITY:

COUNTRY:

Contact person:

Number and/or email:

Sincerely,

YA II PN, LTD.

Agreed and approved By BRAND ENGAGEMENT NETWORK INC.:

Name:
Title:

Exhibit 99.1

BEN Announces Private Placement at Premium to Market Price,

Secures $50 Million Standby Equity Purchase Agreement

JACKSON, WY – August 26, 2024 – Brand Engagement Network Inc. (“BEN”) (Nasdaq: BNAI), an emerging provider of safe and secure customer engagement AI, today announced it has closed a private placement with existing investors to purchase shares of BEN’s common stock in the aggregate amount of $5.925 million. Concurrently, BEN announced that that it has entered into a $50 million Standby Equity Purchase Agreement (“SEPA”)with Yorkville Advisors. Together, these two transactions provide the Company with increased financial flexibility and access to capital in support of strategic growth initiatives, expanded market validation, and production scaling of its human-like, conversational AI assistants.

The private placement is backed by a group of existing BEN stockholders, who agreed to purchase 1.185 million shares of common stock at $5.00 per share, materially above the current trading price of the Company’s common stock. For each share purchased, investors received an additional share of common stock from certain existing stockholders of the Company. In exchange for transferring their shares to existing investors, certain transferring stockholders were issued 960,000 warrants to purchase shares of the Company’s common stock at a price of $5.00 per share, and received a release from certain existing “lockup” restrictions on 1,252,500 shares of common stock owned by them. The shares of common stock will be purchased on a monthly basis through April 5, 2025.

Under the terms of the SEPA, Yorkville Advisors has agreed to purchase BEN shares up to the aggregate amount of $50 million over three years. This financing structure will provide the company with access to capital on an as-needed basis to fund its business plan as it seeks to execute on its growth and revenue strategies. BEN cannot utilize the SEPA until a registration statement registered under the Securities Act of 1933, as amended, is declared effective by the Securities and Exchange Commission.

About BEN

BEN (Brand Engagement Network) is a leading provider of conversational AI technology and human-like AI avatars headquartered in Jackson, WY. BEN delivers highly personalized, multi-modal (text, voice, and vision) AI engagement, with a focus on industries where there is a massive workforce gap and an opportunity to transform how consumers engage with networks, providers, and brands. The backbone of BEN’s success is a rich portfolio of conversational AI applications that drive better customer experience, increased automation and operational efficiencies. Powered by a proprietary large language model developed based on years of research and development from leading experts in AI and advanced security methodologies, BEN seeks to partner with companies with complementary capabilities and networks to enable meaningful business outcomes.

Additional information about BEN can be found here: https://beninc.ai/.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are not historical facts, and involve risks and uncertainties that could cause actual results of BEN to differ materially from those expected and projected. These forward-looking statements can be identified by the use of forward-looking terminology, including the words “anticipates,” “believes,” “continue,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” or “would,” or, in each case, their negative or other variations or comparable terminology.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside BEN’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: risks relating to the uncertainty of the projected financial information with respect to BEN; uncertainty regarding and the failure to realize the anticipated benefits from future production-ready deployments; the attraction and retention of qualified directors, officers, employees and key personnel; our ability to grow our customer base; BEN’s history of operating losses; BEN’s need for additional capital to support its present business plan and anticipated growth; technological changes in BEN’s market; the value and enforceability of BEN’s intellectual property protections; BEN’s ability to protect its intellectual property; BEN’s material weaknesses in financial reporting; BEN’s ability to navigate complex regulatory requirements; the ability to maintain the listing of BEN’s securities on a national securities exchange; the ability to implement business plans, forecasts, and other expectations; the effects of competition on BEN’s business; and the risks of operating and effectively managing growth in evolving and uncertain macroeconomic conditions, such as high inflation and recessionary environments. The foregoing list of factors is not exhaustive.

BEN cautions that the foregoing list of factors is not exclusive. BEN cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. BEN does not undertake nor does it accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based, and it does not intend to do so unless required by applicable law. Further information about factors that could materially affect BEN, including its results of operations and financial condition, is set forth under “Risk Factors” in BEN’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q subsequently filed with the Securities and Exchange Commission.

BEN Contacts

Investors:

Ryan Flanagan, ICR

ryan.flanagan@icrinc.com

Media:

Dan Brennan, ICR

dan.brennan@icrinc.com